Exhibit 4.1
[EXECUTION VERSION]
HERCULES OFFSHORE, INC.
and
THE BANK OF NEW YORK TRUST COMPANY,
NATIONAL ASSOCIATION
as Trustee

Indenture
Dated as of June 3, 2008

3.375% Convertible Senior Notes due 2038

Certain Sections of this Indenture relating to
Sections 310 through 318 of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.08
§ 311(a)	6.13
(b)	6.13
§ 312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§ 313(a)	7.03(a)
(b)	7.03(a)
(c)	7.03(a)
(d)	7.03(b)
§ 314(a)	7.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§ 315(a)	6.01, 6.03
(b)	6.02
(c)	6.01
(d)	6.01, 6.03
(e)	5.14
§ 316(a)	5.12, 5.13
(a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04(c)
§ 317(a)(1)	5.03, Section 5.05
(a)(2)	5.04
(b)	10.03
§ 318(a)	1.07

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

     INDENTURE, dated as of June 3, 2008, between Hercules Offshore, Inc., a Delaware corporation (the “Company”), having its principal office at 9 Greenway Plaza, Suite 2200, Houston, Texas 77046 and The Bank of New York Trust Company, National Association, as Trustee (herein called the “Trustee”).
Recitals of the Company
     The Company has duly authorized the creation of an issue of its 3.375% Convertible Senior Notes due 2038 (herein called the “Initial Securities” and, together with any Additional Securities (as defined below), the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.
     All things necessary to make the Securities, when executed by the Company and authenticated and delivered as provided herein and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.01. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and
     (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     “Accreted Principal Amount” means the Original Principal Amount as adjusted upward for accretion as described in Section 3.04; provided that prior to June 1, 2013, references to the Accreted Principal Amount shall mean the Original Principal Amount.
     “Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.
     “Additional Interest” means a one time payment of 0.50% of the Outstanding Original Principal Amount of the Securities pursuant to Section 10.06.
     “Additional Securities” means an unlimited maximum aggregate principal amount of Securities (other than the Initial Securities) issued under this Indenture.
     “Additional Shares” has the meaning specified in Section 12.01.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” means any member of, or participant in, the Depositary.
     “Applicable Law” has the meaning specified in Section 6.15.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.
     “Bankruptcy Law” means the United States Bankruptcy Code of 1978 or any similar U.S. federal or state law for the relief of debtors.
     “Beneficial Owner” means any Person that acquires a direct or indirect beneficial interest in the Securities.
     “Board of Directors” means the Board of Directors or comparable governing body of the Company or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors or comparable governing body of the Company.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.
     “Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by such Person including any Preferred Stock but excluding debt securities convertible into such equity.
     “close of business” means, with respect to any day, 5:00 p.m., New York City time, on such day.
     “Code” means the United States Internal Revenue Code of 1986, as amended.
     “Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 12.10, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by two Officers of the Company, and delivered to the Trustee.
     “Consideration Notice” has the meaning specified in Section 12.02(b).
     “Contingent Interest” means interest that accrues and is payable as provided in Section 3.03.
     “Contingent Payment Debt Regulations” has the meaning specified in Section 13.01(a).

     “Continuing Directors” means (i) individuals who on the Issue Date of the Initial Securities constituted the Board of Directors and (ii) any new directors whose election to the Board of Directors or whose nomination for election by the stockholders of the Company was approved by at least a majority of the directors then still in office (or a duly constituted committee thereof) either who were directors on such Issue Date or whose election or nomination for election was previously so approved.
     “Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article 12.
     “Conversion Consideration” has the meaning specified in Section 12.02(j).
     “Conversion Date” means the date on which a holder complies with the conversion requirements in Section 12.02(c).
     “Conversion Obligation” means the obligation of the Company to deliver the consideration due under Article 12 upon a conversion of the Securities in accordance herewith.
     “Conversion Price” means at any time the amount equal to $1,000 divided by the then applicable Conversion Rate.
     “Conversion Rate” has the meaning specified in Section 12.01.
     “Conversion Retraction Period” has the meaning specified in Section 12.02(c).
     “Corporate Trust Office” means the principal office of the Trustee currently located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Services Re: Hercules Offshore, Inc., or such other address in New York, New York as the Trustee may designate from time to time by notice to the Holders, the Initial Purchasers and the Company or the principal corporate trust office of any successor Trustee.
     “corporation” means a corporation, association, company, joint-stock company or business trust.
     “Daily Cash Amount” has the meaning specified in the definition of Daily Settlement Amount.
     “Daily Conversion Value” means, for each of the 20 consecutive VWAP Trading Days during the Observation Period, one-twentieth (1/20) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 12.10) on such VWAP Trading Day, as determined by the Company. Any such determination shall be conclusive absent manifest error.
     “Daily Settlement Amount” means, for each of the 20 VWAP Trading Days during the Observation Period:

     (a) an amount of cash equal to the lesser of (i) the quotient of the Specified Dollar Amount and 20 and (ii) the Daily Conversion Value relating to such VWAP Trading Day (in either case, the “Daily Cash Amount”); and
     (b) if such Daily Conversion Value exceeds the Daily Cash Amount, a number of shares of Common Stock (the “Deliverable Shares”) equal to (i) the difference between such Daily Conversion Value and the Daily Cash Amount divided by (ii) the Daily VWAP of the Common Stock for such VWAP Trading Day.
     “Daily VWAP” of the Common Stock means, for any VWAP Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page HERO.Q <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (without regard to after-hours trading), or if such volume-weighted average price is unavailable, the market value of one share of Common Stock (or one unit of Reference Property consisting of marketable equity securities) on such VWAP Trading Day using a volume-weighted method (or, in the case of Reference Property consisting of cash, the amount of such cash or, in the case of Reference Property other than marketable equity securities or cash, the market value thereof) in each case as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 5.01.
     “Defaulted Interest” has the meaning specified in Section 3.16.
     “Deliverable Shares” has the meaning specified in the definition of Daily Settlement Amount.
     “Depositary” has the meaning specified in Section 3.06.
     “Distributed Property” has the meaning specified in Section 12.05(c).
     “DTC” means The Depository Trust Company, a New York corporation, or any successor.
     “Effective Date” means the date on which a Fundamental Change occurs or becomes effective.
     “Event of Default” has the meaning specified in Section 5.01.
     “Excess Shares” has the meaning specified in the Company’s Certificate of Incorporation or other charter documents, provided that any amendment to the Company’s Certificate of Incorporation or other charter documents to decrease the “Permitted Percentage” as defined therein shall, solely with respect to such decrease, be given no effect with respect to the definition of “Excess Shares” hereunder.

     “Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.
     “Exchange Election” has the meaning specified in Section 12.02(j).
     “Ex Date” means, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of the Common Stock or such other equity security trade on the relevant exchange or in the relevant market, regular way, without such right to receive the issuance or distribution.
     “Extension Fee” has the meaning specified in Section 5.02.
     “Extension Right” has the meaning specified in Section 5.02.
     “Fair Market Value” means, with respect to any asset or Property, the price which could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
     “Final Observation Period” has the meaning specified in clause (a) of the definition of “Observation Period.”
     “Financial Institution” has the meaning specified in Section 12.02(j).
     “Fundamental Change” shall be deemed to have occurred if any of the following occurs after the Issue Date of the Initial Securities:
     (1) any Person acquires beneficial ownership, directly or indirectly, through a purchase, tender or exchange offer, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company or any of the Company’s Subsidiaries (for purposes of this clause (1), whether a Person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act); or
     (2) the Company (i) merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each of clauses (i) or (ii), other than any merger or consolidation:
     (a) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock; or
     (b) that is effected for the purpose of changing the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving or resulting Person; or
     (3) the first day on which a majority of the members of the Board of Directors (or, if applicable, the board of directors or a comparable governing body of a successor Person to the Company) does not consist of Continuing Directors; or
     (4) the Company is liquidated or dissolved or holders of the Common Stock approve any plan or proposal for liquidation or dissolution of the Company; or
     (5) shares of the Common Stock, or shares of any other common equity into which the Securities are convertible pursuant to the terms of this Indenture, are not listed for trading on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).
     “Fundamental Change Repurchase Date” has the meaning specified in Section 11.09.
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 11.09.
     “Fundamental Change Repurchase Price” has the meaning specified in Section 11.09.
     “Fundamental Change Repurchase Right Notice” has the meaning specified in Section 11.09.
     “Global Security” means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
     “Initial Purchasers” means Goldman, Sachs & Co., Bank of America Securities LLC, UBS Investment Bank, and the other purchasers listed on Schedule I to the Purchase Agreement, dated as of May 28, 2008, between the Company and the Initial Purchasers with respect to the Initial Securities (the “Purchase Agreement”).
     “Initial Securities” has the meaning specified in the Recitals and includes any Securities issued upon the exercise of the Initial Purchasers’ option to purchase additional Securities pursuant to the Purchase Agreement.
     “Interest” means Regular Interest, Contingent Interest, if any, and Additional Interest, if any.

     “Interest Payment Date” means the Stated Maturity of an installment of Interest on the Securities.
     “Issue Date” with respect to the Initial Securities means June 3, 2008, and with respect to any Additional Securities, the date of original issuance of such Additional Securities.
     “Interest Period” has the meaning specified in Section 3.02.
     “Jones Act Restrictions” means any restrictions on the ownership or transfer of Common Stock applicable to Persons who are not U.S. Citizens (i) imposed by the Jones Act, Title 46 U.S.C. §§ 50101 et seq., (ii) contained in the Company’s Certificate of Incorporation or other charter documents or (iii) otherwise voluntarily imposed by the Company for the purpose of complying with Maritime Laws.
     “Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by Pink Sheets LLC or a similar organization. In the absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the Initial Purchasers, selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be made by the Company and shall be conclusive absent manifest error.
     “Make-Whole Fundamental Change” means any transaction or event that occurs on or prior to June 1, 2013 and that constitutes a Fundamental Change pursuant to clauses (1), (2), (4) or (5) of the definition of such term.
     “Make-Whole Reference Date” means, with respect to any Make-Whole Fundamental Change, the earliest of the date on which such Make-Whole Fundamental Change is publicly announced, occurs or becomes effective.
     “Maritime Laws” means collectively the Merchant Marine Act of 1936, the Shipping Act of 1916, any successor statutes thereto, and the regulations promulgated thereunder, in each case as amended or supplemented from time to time.
     “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.
     “Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, required repurchase or otherwise.
     “Maturity Date” means, with respect to the Securities, June 1, 2038.
     “Measurement Period” (i) for purposes of determining whether the Company is required to pay Contingent Interest, has the meaning specified in Section 3.03(a) and (ii) for purposes of determining whether the Trading Price Condition has been met, the meaning specified in Section 12.01.
     “Merger Event” has the meaning specified in Section 12.10.
     “Net Share Settlement Election” has the meaning specified in Section 12.02(b).
     “Notice of Conversion” has the meaning specified in Section 12.02(c).
     “Notice of Jones Act Restrictions” has the meaning specified in Section 12.02(c).
     “Observation Period” means, with respect to any Securities,
     (a) with respect to any Conversion Date occurring on or after the 25th Scheduled Trading Day prior to the Maturity Date, the 20 consecutive VWAP Trading Day period beginning on, and including, the 22nd Scheduled Trading Day prior to such Maturity Date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day) (the “Final Observation Period”); and
     (b) in all other instances, the 20 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day after the related Conversion Date in respect of such Securities or, if the Company provides a Notice of Jones Act Restrictions to the converting Holder pursuant to Section 12.02(c), the second VWAP Trading Day after the Conversion Retraction Period ends.
     “Officer” of a Person means the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Deputy Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary, the Assistant Secretary, the Chief Accounting Officer, the Controller or any Director of such Person.
     “Officer’s Certificate” means a certificate signed by an Officer.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Company.
     “Optional Put Repurchase Offer” has the meaning specified in Section 11.08(a)(ii).

     “Optional Put Repurchase Date” has the meaning specified in Section 11.08(a)(i).
     “Optional Put Repurchase Notice” has the meaning specified in Section 11.08(a)(ii).
     “Optional Put Repurchase Price” has the meaning specified in Section 11.08(a)(i).
     “Original Principal Amount” means (a) with respect to the Initial Securities, the principal amount of the Initial Securities as of the Issue Date, plus the principal amount of any additional Initial Securities issued upon exercise of the Initial Purchasers’ option granted pursuant to the Purchase Agreement as of the date of issuance of such Initial Securities, and (b) with respect to Additional Securities, if any, the principal amount of such Additional Securities on their date of issuance.
     “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities;
     (iii) Securities which have been paid pursuant to Section 3.09 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
     (iv) Securities converted into Common Stock pursuant to Article 12; and
     (v) Securities redeemed or repurchased pursuant to Article 11;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or Interest on any Securities on behalf of the Company, and, except as otherwise specifically set forth herein, such term shall include the Company or any Subsidiary if it shall act as a Paying Agent. The Company has initially appointed the Trustee as its Paying Agent.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment” has the meaning specified in Section 3.01.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon voluntary or involuntary liquidation or dissolution of such Person, over the shares of Capital Stock of any other class of such Person.
     “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.
     “Purchase Agreement” has the meaning specified in the definition of Initial Purchasers.
     “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.
     “Redemption Price” has the meaning specified in Section 11.01.
     “Reference Property” has the meaning specified in Section 12.10.
     “Regular Interest” has the meaning specified in Section 3.02.
     “Regular Record Date” for the Interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Relevant Date” has the meaning specified in Section 12.05(j).
     “Reporting Event of Default” has the meaning specified in Section 5.02.
     “Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and having direct responsibility for the administration of the Indenture.
     “Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.08.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.
     “Security” and “Securities” have the meaning specified in the Recitals and include the Initial Securities and any Additional Securities. The Initial Securities and Additional Securities shall be treated as a single class for all purposes under this Indenture.
     “Securities Act” means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.09.
     “Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.16.
     “Specified Dollar Amount” means a dollar amount of cash to be delivered per $1,000 Original Principal Amount of Securities, which shall be deemed to be the Accreted Principal Amount as of the Conversion Date if the Company has made an irrevocable Net Share Settlement Election, specified in a notice pursuant to Section 12.02, provided that the exact amount of cash to be payable upon conversion of a Security in accordance with Article 12 shall be determined as provided in the definition of Daily Settlement Amount.
     “Spin-Off” has the meaning specified in Section 12.05(c).
     “Stated Maturity”, when used with respect to any Security or any installment of Interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of Interest is due and payable.
     “Stock Price” means the price paid per share of Common Stock in connection with a Make-Whole Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Article 12, which shall be equal to (i) if holders of Common Stock receive only cash consideration for their shares of Common Stock (in a single per-share amount, other than with respect to appraisal and similar rights) in connection with such Make-Whole Fundamental Change, the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day preceding the date on which such Make-Whole Fundamental Change occurs or becomes effective.
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Successor” has the meaning specified in Section 8.01.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.
     “Trading Price” with respect to any Securities, on any date of determination, means the average of the secondary market bid quotations obtained by the Company or its agent for $2.0 million in Original Principal Amount of such Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include any or all of the Initial Purchasers; provided that if three such bids cannot reasonably be obtained, but two such bids are obtained, then the average of the two bids will be used, and if only one such bid is obtained, that one bid shall be used. If at least one bid for $2.0 million in Original Principal Amount of the Securities cannot reasonably be obtained, then the Trading Price per $1,000 in Original Principal Amount of Securities shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate in effect on such date of determination. Any such determination shall be conclusive absent manifest error. Notwithstanding the foregoing, for purposes of Section 3.03 only, if two bids for $2.0 million in Original Principal Amount of the Securities cannot reasonably be obtained from nationally recognized securities dealers selected by the Company, but one such bid can reasonably be obtained, this one bid shall be used. If at least one bid for $2.0 million in Original Principal Amount of the Securities cannot reasonably be obtained from a nationally recognized securities dealer or in the Company’s reasonable judgment the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities on a Trading Day will be deemed to equal the product of (x) the Conversion Rate then in effect and (y) the closing sale price of the Common Stock on such Trading Day.
     “Trading Price Condition” has the meaning specified in Section 12.01.
     “Trigger Event” has the meaning specified in Section 12.05(c).
     “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust

Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “U.S. Citizen” means a “U.S. Citizen” as defined in the Company’s Certificate of Incorporation or other charter documents and any other person who is a “citizen of the United States” under the Jones Act, Title 46 U.S.C. §§ 50101 et seq., and the rules and regulations thereunder.
     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
     “VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
     “VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then VWAP Trading Day means a Business Day.
     This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:
     “Indenture Securities” means the Securities.
     “Indenture Security Holder” means a Holder.
     “Indenture to be Qualified” means this Indenture.
     “Indenture Trustee” or “Institutional Trustee” means the Trustee.
     All other terms in this Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the Trust Indenture Act, such required provision shall control.

     Section 1.02. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.03. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (who may be an employee of the Company), unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant (who may be an employee of the Company) or firm of accountants, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.04. Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments or instruments and records delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date (which need not comply with Section 316(c) of the Trust Indenture Act) for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action or to revoke the giving or taking, or voting on, any such action previously given or taken, whether or not such Persons continue to be Holders after such record date.
     (d) The ownership of Securities shall be proved by the Security Register.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the

Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     Section 1.05. Notices, Etc., to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or by facsimile transmission to (212) 815-5704 (or such other facsimile number specified by the Trustee), provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, or such other means reasonably acceptable to the Trustee, or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, with a copy to the Secretary or such other means reasonably acceptable to the Company.
     Section 1.06. Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, or by such other means reasonably acceptable to the Holder, in each case not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Section 1.07. Conflict With Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 1.08. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.09. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns and all agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.
     Section 1.10. Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     Section 1.11. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.12. Governing Law.
     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF NEW YORK REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     Section 1.13. Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Optional Put Repurchase Date, Stated Maturity, or the last date on which a Holder has the right to convert his Securities, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of Interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Optional Put Repurchase Date, the

Stated Maturity, or on such last day for conversion, provided that no Interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Optional Put Repurchase Date or Stated Maturity, as the case may be.
     Section 1.14. Indenture and Securities Solely Corporate Obligations.
     None of the Company’s or its Subsidiaries’ past, present or future directors, officers, employees, incorporators or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
     Section 1.15. Indenture May Be Executed in Counterparts.
     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
     Section 1.16. Acceptance of Trust.
     The Bank of New York Trust Company, National Association, the Trustee named herein, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth herein.
     Section 1.17. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 1.18. Waiver of Jury Trial.
     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

ARTICLE 2
SECURITY FORMS
     Section 2.01. Forms Generally.
     The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Code or any depositary for the Securities or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
     Notices of Conversion shall be in substantially the form set forth in Section 2.05.
     The definitive Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
     Section 2.02. Form of Face of Security.
[INCLUDE IF SECURITY IS A RESTRICTED SECURITY –
THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL SECURITIES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF HERCULES OFFSHORE, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITIES, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF

AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL SECURITIES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE COMPANY, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS SECURITY OTHER THAN IN CONFORMITY WITH RULE 144 BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL SECURITIES).]
HERCULES OFFSHORE, INC.
3.375% Convertible Senior Note due 2038

No.	$
CUSIP No.
     Hercules Offshore, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                           , or registered assigns, the principal sum of                                            United States Dollars (U.S. $                                   ) [IF THIS NOTE IS A GLOBAL SECURITY, THEN INSERT —(which principal amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Security Registrar hereinafter referred to in accordance with the Indenture)] on June 1, 2038 (the “Maturity Date”), and to pay interest thereon, from June 3, 2008, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year (each, an “Interest Payment Date”), commencing on December 1, 2008, at a rate of 3.375% per annum. The Securities will cease to bear interest (except Contingent Interest and Additional Interest, as applicable) on June 1, 2013, and instead from such date the principal amount of the Securities will accrete at a rate that provides Holders with an aggregate annual yield to maturity of 3.375% per year (computed on a semi-annual bond-equivalent basis), with the Accreted Principal Amount compounding semi-annually. Beginning with the six-month interest period commencing on June 1, 2013, the Company will pay Contingent Interest in accordance with the Indenture during any six-month interest period to the Holders if the Trading Price of the Securities for each of the five Trading Days ending on, and including, the second Trading Day immediately preceding the first day of such six-month interest period equals or exceeds 120% of the Accreted Principal Amount of the Securities. The Indenture also provides for the one-time payment of Additional Interest upon the occurrence of certain events. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at 5:00 p.m., New York City time, on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security by the Holder thereof at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose, in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. All amounts due in cash with respect to the Securities shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Security is held, other than in global form, by a Holder in an aggregate Original Principal Amount of $5.0 million or less, by check mailed to such Holder; and (C) in the case this Security is held, other than in global form, by a Holder in an aggregate Original Principal Amount of more than $5.0 million, either by check mailed to such Holder or, upon application by such Holder to the Security Registrar not later than the relevant record date (in the case of an installment of interest due on an Interest Payment Date) or 15 calendar days prior to such other date on which such amounts are due, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary.
     THE SECURITIES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES, EACH HOLDER AND BENEFICIAL OWNER IS DEEMED TO HAVE AGREED, IN THE ABSENCE OF AN ADMINISTRATIVE DETERMINATION OR JUDICIAL RULING TO THE CONTRARY, FOR ALL UNITED STATES FEDERAL INCOME TAX PURPOSES, (A) TO TREAT THE SECURITIES AS DEBT INSTRUMENTS SUBJECT TO UNITED STATES TREASURY REGULATIONS SECTION 1.1275-4 (THE “CONTINGENT PAYMENT DEBT REGULATIONS”); (B) TO TREAT CASH AND THE FAIR MARKET VALUE OF ANY COMMON STOCK BENEFICIALLY RECEIVED BY A HOLDER OR BENEFICIAL OWNER UPON CONVERSION OF SUCH SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT DEBT

REGULATIONS; (C) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITIES AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE “NONCONTINGENT BOND METHOD” SET FORTH IN TREASURY REGULATIONS SECTION 1.1275-4(B); (D) TO BE BOUND BY THE COMPANY’S APPLICATION OF THE CONTINGENT PAYMENT DEBT REGULATIONS TO THE SECURITIES, INCLUDING THE COMPANY’S DETERMINATION OF THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE, AS DEFINED IN THE CONTINGENT PAYMENT DEBT REGULATIONS, WITH RESPECT TO THE SECURITIES; AND (E) TO USE SUCH COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE IN DETERMINING INTEREST ACCRUALS WITH RESPECT TO SUCH HOLDER’S OR BENEFICIAL OWNER’S SECURITIES AND IN DETERMINING ADJUSTMENTS THERETO. A HOLDER MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE COMPARABLE YIELD (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES) AND THE PROJECTED PAYMENT SCHEDULE FOR UNITED STATES FEDERAL INCOME TAX PURPOSES BY SUBMITTING A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS: HERCULES OFFSHORE, INC., 9 GREENWAY PLAZA, SUITE 2200, HOUSTON, TEXAS 77046, ATTENTION: INVESTOR RELATIONS.
     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed
     Dated:

HERCULES OFFSHORE, INC.
By:
Name:
Title:

Attest:	By:
Name:
		Title:	[Assistant] Secretary

     Section 2.03. Form of Reverse of Security.
     This Security is one of a duly authorized issue of Securities of the Company designated as its 3.375% Convertible Senior Notes due 2038 (herein called the “Initial Securities”) issued and to be issued under an Indenture, dated as of June 3, 2008 (herein called the “Indenture”), between the Company and The Bank of New York Trust Company National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Company may from time to time, without notice to or the consent of the Holders of the Securities, create and issue further Securities (the “Additional Securities” and, together with the Initial Securities, the “Securities”) having the same terms and ranking equally and ratably with the Initial Securities, as part of one series, in all respects, or in all respects except for payment of interest accruing prior to the Issue Date of such Initial Securities. Any Additional Securities shall be consolidated and form a single series with the Initial Securities and shall have the same terms as to status, redemption, and otherwise as the Initial Securities. Any Additional Securities may be issued pursuant to authorization provided by a resolution of the Board of Directors of the Company, a supplement to the Indenture, or under an Officer’s Certificate pursuant to the Indenture. No Additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the Initial Securities, and no Additional Securities may be issued unless and until such Additional Securities are fungible with the Initial Securities for United States federal income tax purposes.
     No sinking fund is provided for the Securities.
     In any case where any Interest Payment Date, Redemption Date, Optional Put Repurchase Date, Fundamental Change Repurchase Date or the Maturity Date of any Security or

the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Securities) payment of Interest or Accreted Principal Amount or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Optional Put Repurchase Date or Fundamental Change Repurchase Date, or at the Maturity Date, or on such last day for conversion, provided that no Interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Optional Put Repurchase Date, Fundamental Change Repurchase Date or the Maturity Date, as the case may be.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate Accreted Principal Amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 9.02 of the Indenture that requires the consent of each Holder of an outstanding Security affected thereby without the obtaining of such consent. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Securities, the Holders of a majority in Accreted Principal Amount of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Accreted Principal Amount of, and accrued and unpaid Interest on, this Security, at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change or on an Optional Put Repurchase Date, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in Original Principal Amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date or Optional Put Repurchase Date, as applicable, at a price equal to 100% of the Accreted Principal Amount of the Securities such Holder elects to require the Company to repurchase, together with accrued and unpaid Interest to, but excluding the Fundamental Change Repurchase Date or Optional Put Repurchase Date, as applicable, unless such Fundamental Change Repurchase Date or Optional Put Repurchase Date, as applicable, falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at 5:00 p.m., New York City time, on the corresponding Regular Record Date. No later than 20 Business Days prior to each Optional Put Repurchase

Date, the Company shall give notice to each Holder (and to beneficial owners as required by applicable law) of their related repurchase right. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change, but on or before the 10th calendar day following such occurrence.
     The Holder hereof has the right, at its option, (i) upon the occurrence of certain conditions specified in the Indenture, at any time prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2013, or (ii) on or after March 1, 2013, at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, to convert any Securities or portion thereof which is $1,000 in Original Principal Amount or an integral multiple thereof, into shares of Common Stock (or cash or combination of cash and shares of Common Stock, at the election of the Company, as set forth in Section 12.02 of the Indenture) or Reference Property, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon satisfaction of certain requirements set forth in the Indenture, including, if applicable, the surrender of this Security, together with a Notice of Conversion, a form of which is contained under Section 2.05 of the Indenture, as provided in the Indenture and this Security, to the Company at the office or agency of the Company maintained for that purpose, or at the option of such Holder, the Corporate Trust Office of the Trustee, and, unless the shares of Common Stock or Reference Property, as the case may be, issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 19.9695 shares of Common Stock for each $1,000 in Original Principal Amount of Securities. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion, but an adjustment in cash shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of such share which would otherwise be issuable upon the surrender of any Security or Securities for conversion. No adjustment shall be made for dividends or any such shares issued upon conversion of such Securities except as provided in the Indenture.
     Upon due presentment for registration of transfer of this Security at the office or agency of the Company, a new Security or Securities of authorized denominations for an equal aggregate Accreted Principal Amount shall be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Security.

     No recourse for the payment of the Accreted Principal Amount of, or accrued and unpaid Interest on, this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     Terms used in this Security and defined in the Indenture are used herein as therein defined.
     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.
     The Indenture and this Security shall be governed by and construed in accordance with the internal laws of the State of New York, except to the extent the laws of the State of New York require the application of the laws of another jurisdiction.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

FORM OF REPURCHASE NOTICE
To: Hercules Offshore, Inc.
     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Hercules Offshore, Inc. (the “Company”) as to the occurrence of (check the appropriate box):
☐	a Fundamental Change with respect to the Company;

☐	an Optional Put Repurchase Date;
and hereby directs the Company to pay, or cause the Trustee to pay, it or                               an amount in cash equal to 100% of the Accreted Principal Amount, or the portion thereof (which is $1,000 in Original Principal Amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Optional Put Repurchase Date or the Fundamental Change Repurchase Date, as applicable, except as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Certificate number(s), if applicable, of Security(ies) tendered for repurchase:

Original Principal Amount to be repurchased (at least $1,000 Original Principal Amount or an integral multiple of $1,000 in excess thereof):

Remaining Original Principal Amount following such repurchase (not less than $1,000 Original Principal Amount):

By:
Authorized Signatory

[INCLUDE IN GLOBAL SECURITIES ONLY:]
SCHEDULE OF EXCHANGES OF SECURITIES
The following exchanges of a part of this Global Security for other Securities have been made:

Principal Amount
	Amount of	Amount of	of this Global	Signature of
	Decrease in	Increase in	Security Following	Authorized Officer
	Principal Amount	Principal Amount	Such Decrease	of Trustee or
Date of Exchange	of this Global Security	of this Global Security	or Increase	Security Custodian

     Section 2.04. Form of Legend for Global Securities.
     Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH

NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY
     Section 2.05. Form of Notice of Conversion.
     Conversion notices shall be in substantially the following form:
NOTICE OF CONVERSION
     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the Accreted Principal Amount hereof (which is $1,000 Original Principal Amount or an integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such Original Principal Amount is $1,000 or any integral multiple of $1,000 in excess thereof) below designated, into cash, shares of Common Stock, a combination of cash and shares of Common Stock or Reference Property, as applicable, in accordance with the terms of the Indenture referred to in this Security, and directs that the consideration due upon such conversion (including a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof), be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned shall pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:	Signature(s):
     If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other
Identification Number, if any
     If only a portion of the Securities are to be converted, please indicate:
     1. Original Principal Amount to be converted: $

     2. Original Principal Amount and denomination of Securities representing unconverted Accreted Principal Amount to be issued:

Amount: $	Denominations: $
($1,000 Original Principal Amount or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 Original Principal Amount or any integral multiple of $1,000 in excess thereof).
     Section 2.06. Form of Assignment.
ASSIGNMENT
     For value received,                                                                  hereby sell(s), assign(s) and transfer(s) unto                                                               (Please insert Social Security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                          as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:	Signature(s):
     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
     Signature Guaranteed
     In connection with any transfer of this Security occurring prior to the date which is the later of (i) the first anniversary of the last date of original issuance of the Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities) or (ii) 90 days after the undersigned ceases to be an “affiliate” (within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) of the Company, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:
[Check One]
☐	to the Company; or

☐	under a registration statement that has been declared effective under the Securities Act; or

☐	to a Person the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A adopted under the Securities Act) that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or

☐	pursuant to another available exemption from the registration requirements of the Securities Act.
     Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if the fourth box is checked, with respect to any transfer within six months (or, if the Company has not satisfied the current public information requirements of Rule 144, one year) after the last date of original issuance of the Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities) or if the Holder is an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company during the 90 days preceding the date of such transfer, the Holder will deliver to the Company and the Trustee such certificates, legal opinions and other information as the Company or the Trustee may reasonably require to confirm that the transfer by the Holder complies with the restrictions applicable to this Security.
     If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.13 of the Indenture shall have been satisfied.
     In connection with any transfer prior to the first anniversary of the Issue Date set forth on the face of this Security (other than transfers pursuant to an effective registration statement or in compliance with Rule 144), the undersigned represents and warrants that to its knowledge the transferee is not an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company.

Dated:	Signature(s):
     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.
     Signature Guaranteed
     TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
     NOTICE: To be executed by an executive officer.

     Section 2.07. Form of Trustee’s Certificate of Authentication.
     This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Officer

     Section 2.08. Legend on Restricted Securities.
     During the period beginning on the Issue Date of the Initial Securities and ending on the date one year after the last date of original issuance of Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities), any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.13. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.09 and Section 3.13, the Trustee shall not issue any unlegended Security until it has received a Company Order directing it to do so.
ARTICLE 3
THE SECURITIES
     Section 3.01. Title and Terms; Principal and Interest.
     The aggregate Original Principal Amount of Initial Securities which may be authenticated and delivered under this Indenture is limited to $250,000,000 (plus up to an additional $37,500,000 Original Principal Amount issuable upon exercise of the Initial Purchasers’ option to purchase additional Securities), except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.06, Section 3.07, Section 3.08, Section 3.09, Section 3.10, Section 9.06 or Section 12.02. The aggregate amount of Additional Securities is unlimited.
     The Initial Securities and the Additional Securities, if any, shall be known and designated as the “3.375% Convertible Senior Notes due 2038” of the Company. Their Maturity Date shall be June 1, 2038 and they shall bear Regular Interest on the Original Principal Amount in accordance with Section 3.02.
     Commencing on or after June 1, 2013, Contingent Interest shall be paid, if applicable, in accordance with Section 3.03.

     Commencing on June 1, 2013, the Accreted Principal Amount shall increase in accordance with Section 3.04.
     The Company shall pay Interest on overdue Accreted Principal Amount at the rate borne by the Securities, and it shall pay Interest on overdue installments of Interest at the same rate, in each case to the extent lawful.
     The Securities shall be subject to repurchase by the Company at the option of the Holders as provided in Section 11.08 and Section 11.09.
     The Accreted Principal Amount of and Interest on the Securities shall be payable as provided in the form of Securities set forth in Section 2.02. The Optional Put Repurchase Price or the Fundamental Change Repurchase Price, as applicable, shall be payable at such place as is identified in the Optional Put Repurchase Offer or the Fundamental Change Repurchase Right Notice, as applicable, given pursuant to Section 11.08 and Section 11.09, respectively (such city in which the identified Paying Agent is located being herein called a “Place of Payment”).
     The Securities shall be senior unsecured obligations of the Company and shall rank pari passu with all of the Company’s other senior unsecured obligations.
     The Securities may be redeemed at the option of the Company prior to the Maturity Date pursuant to Section 11.01.
     The Securities are entitled to the payment of Additional Interest as provided in Section 10.06.
     The Securities shall be convertible as provided in Article 12.
     Section 3.02. Regular Interest.
     Subject to the last paragraph of Section 3.11, Regular Interest will accrue on the Securities at the rate of 3.375% per annum (“Regular Interest”) during any six-month period from and including December 1 to and including May 31 or from and including June 1 to and including November 30 (each, an “Interest Period”), commencing December 1, 2008; provided that the initial Interest Period shall commence on June 3, 2008 and run to and including November 31, 2008. Regular Interest will be payable semi-annually in arrears on each Interest Payment Date (subject to Section 1.13) to the Holder of record at 5:00 p.m., New York City time, on the Regular Record Date preceding such Interest Payment Date; provided that the Securities will cease to accrue Regular Interest as of June 1, 2013.
     Section 3.03. Contingent Interest.
     (a) The Company will pay Contingent Interest in cash to Holders during any Interest Period beginning with the six-month Interest Period commencing June 1, 2013, if the Trading Price of the Securities for each of the five Trading Days ending on and including the second Trading Day immediately preceding the first day of the applicable Interest Period (as used in this Section 3.03, the “Measurement Period”) equals or exceeds 120% of the Accreted Principal Amount of the Securities.

     (b) For any Interest Period when Contingent Interest shall be payable with respect to the Securities, the Contingent Interest payable per $1,000 in Original Principal Amount of Securities will equal 0.40% of the average Trading Price of $1,000 in Original Principal Amount of the Securities for the applicable Measurement Period.
     (c) The Company will promptly (and in any event prior to the applicable Interest Payment Date) notify Holders upon determination that they will be entitled to receive Contingent Interest for an Interest Period.
     (d) The Company shall pay Contingent Interest owed pursuant to this Section 3.03 for any Interest Period on the Interest Payment Date immediately succeeding the applicable Interest Period, to Holders of record at 5:00 p.m., New York City time, on the Regular Record Date related to such Interest Payment Date.
     Section 3.04. Accretion.
     Commencing on June 1, 2013, the Original Principal Amount shall accrete at a rate that provides Holders with an aggregate annual yield to Maturity of 3.375% per annum (computed on a semi-annual bond-equivalent yield basis), with the Accreted Principal Amount compounding semi-annually. Schedule B hereto sets forth the Accreted Principal Amounts as of specified dates during the period from June 1, 2013 through the Maturity Date.
     Section 3.05. Denominations.
     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 of Original Principal Amount and any integral multiple thereof.
     Section 3.06. Global Securities; Non-global Securities; Book-entry Provisions.
     The Securities may be issued as Global Securities or in non-global (definitive) form as provided in this Indenture.
     (a) Global Securities
          (i) Each Global Security authenticated under this Indenture shall be registered in the name of Cede & Co., as nominee of DTC (the “Depositary”), and shall be delivered to the Trustee, as custodian for the Depositary. Each such Global Security shall constitute a single Security for all purposes of this Indenture.
          (ii) Except for exchanges of Global Securities for definitive, non-Global Securities at the sole discretion of the Company, no Global Securities may be exchanged in whole or in part for Securities registered, and no transfer of a Securities in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice, or (B) an Event of Default has occurred with respect to the Securities and is continuing and the Security Registrar has received a request from the Depositary to issue Securities in lieu of all or a portion of the Global Security. In the case of an event described in clause (A), the Company shall execute, and the Trustee, upon receipt of a Company Order directing the authentication and delivery of non-Global Securities, shall authenticate and deliver, non-Global Securities, in any authorized denominations in an aggregate principal amount equal to the Accreted Principal Amount of such Global Security in exchange for such Global Security. In the case of an event described in clause (B), the Company shall promptly upon the request of the Depositary execute, and the Trustee, upon receipt of a Company Order directing the authentication and delivery of non-Global Securities, shall authenticate and deliver, non-Global Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security that the Depositary requests be exchanged for such interests in such Global Security.
          (iii) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Article 2 of this Indenture, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article, or (B) the Accreted Principal Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Article, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose name the Securities are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article if such order, direction or request is given or made in accordance with the Applicable Procedures (to the extent such procedures are applicable to such direction or request).
          (iv) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in accordance with clause (b) of this Section 3.06(a)(ii).
          (v) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security shall not be considered the owners or holders thereof.
     (b) Non-Global Securities. Securities issued upon the events described in Section 3.06(a)(ii) shall be in definitive, fully registered form, without interest coupons.
     Section 3.07. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or one of its Vice Presidents, Treasurer or Assistant Treasurer and attested to by the Secretary or Assistant Secretary of the Company. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and entitled to the benefits hereof. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.13, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     The Company may, subject to Article 10 of this Indenture and applicable law, issue Additional Securities under this Indenture; provided, however, that the Company may not issue Additional Securities if an Event of Default with respect to any Outstanding Securities shall have occurred and be continuing at the time of such issuance and provided, further, that no Additional Securities shall be issued unless and until such Additional Securities are fungible with the Initial Securities for U.S. federal income tax purposes. All Securities issued under this Indenture shall be treated as a single class for all purposes under this Indenture.

     Section 3.08. Temporary Securities.
     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     Section 3.09. Security Registrar, Registration of Transfer and Exchange; Paying Agent.
     (a) Security Registrar. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and for the transfers or exchange of Securities. Such Security Register shall distinguish between Initial Securities and Additional Securities to the extent that such Securities are not fungible in all respects. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. The Company may change the Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Security Registrar.
     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination, provided that such denomination is a minimum of $1,000 in Original Principal Amount or an integral multiple thereof, and of a like aggregate Accreted Principal Amount, each such Security bearing such restrictive legends as may be required by this Indenture.
     At the option of the Holder and subject to the other provisions of this Section 3.09 and to Section 3.13, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor and aggregate Accreted Principal Amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend of such Securities.
     Except as provided in the following sentence and in Section 3.13, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legend required by Section 2.02, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. The Company agrees for the benefit of the Holders that upon any request in writing as promptly as practicable but in any event within three Business Days of receipt of such written request and, in any event, promptly following the day that is one year following the last date of original issuance of the Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities), to deliver a Company Order stating that the Security is not a Restricted Security and may be issued without the related legend thereon and thereafter cause the Securities to be represented by a certificate bearing a CUSIP number that represents that a person who is not an affiliate of the Company pursuant to Rule 144 (or any successor provision thereto) can resell such Securities without any volume or manner of sale restrictions thereunder. Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company, the Trustee or the Security Registrar may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge required by law payable in connection therewith, other than exchanges pursuant to Section 3.07, Section 9.06 or Section 12.02 not involving any transfer.
     Notwithstanding any other provisions of this Indenture to the contrary, except as set forth in Section 3.06, the Company shall not be required to register the transfer or exchange of (a) any Security surrendered for conversion in accordance with Article 12, (b) any Security selected for redemption in whole or in part pursuant to Article 11, except the unredeemed portion of any Security being redeemed in part, or (c) any Security during the period beginning 15 Business Days prior to the mailing of an Optional Put Repurchase Offer or Fundamental Change Repurchase Right Notice required pursuant to Section 11.08 or Section 11.09, as applicable, or a notice of redemption of Securities to be redeemed and ending at the close of business on the day of mailing.
     (b) Restrictions on Transfer. Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Security pursuant to Section 2.02, unless such restrictions on transfer shall be terminated in accordance with this Section 3.09(b) or Section 3.13. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.
     The restrictions imposed by this Section 3.09 and by Section 2.02 and Section 3.13 upon the transferability of any particular Restricted Security shall cease and terminate upon such Restricted Security having been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.09, be exchanged for a new Security, of like tenor and aggregate Accreted Principal Amount, which shall not bear the restrictive legend required by Section 2.02.
     Prior to the first anniversary of the last date of original issuance of the Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities), the Securities may not be sold by any affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, except pursuant to an effective registration statement or in compliance with Rule 144.
     As used in the preceding three paragraphs of this Section 3.09, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.
     (c) Paying Agent. The Company shall maintain an office or agency in New York, New York where Securities may be presented for payment (the “Paying Agent”). The Company initially appoints the Trustee as Paying Agent for the Securities. The Company may have one or more additional paying agents and the term “Paying Agent” shall include any such additional paying agent.
     The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act, except in the case of a Paying Agent that acts as Paying Agent solely in connection with an offer to purchase the Securities pursuant to Article 10 of this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to compensation therefor pursuant to Section 6.07. The Company or any of its Subsidiaries may act as Paying Agent.
     The Company may remove any Paying Agent upon written notice to such Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Paying Agent, as the case may be, and delivered to the

Trustee or (ii) notification to the Trustee that the Trustee or the Company shall serve as Paying Agent until the appointment of a successor in accordance with clause (i) above. The Paying Agent may resign at any time upon written notice to the Company and the Trustee.
     (d) Paying Agent to Hold Money in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of or Interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or Interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Security holders or the Trustee all money held by such Paying Agent for the payment of principal of or Interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 3.09, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
     (e) Custodian. The Company hereby appoints the Trustee as custodian with respect to any Global Securities.
     Section 3.10. Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Accreted Principal Amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require from the applicable Holder the payment of a sum sufficient to cover any applicable transfer tax or other similar governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 3.11. Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such Interest.
     In the case of Securities represented by a Global Security registered in the name of or held by a Depositary or its nominee, payment of principal and Interest will be made to the Depositary or its nominee, as the case may be, as the registered owner or Holder of such Global Security. None of the Company, the Trustee, the Paying Agent, any Authenticating Agent or the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of a beneficial ownership interest in a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Subject to the provisions of Article 12 hereof, in the case of any Security which is converted after 5:00 p.m., New York City time, on any Regular Record Date and on or prior to the next succeeding Interest Payment Date, Interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such Interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at 5:00 p.m., New York City time, on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence or in Article 12 hereof, in the case of any Security (or any part thereof) which is converted, Interest whose Stated Maturity is after the Conversion Date of such Security (or any part thereof) shall not be payable (except with respect to that part of the Security that is not converted).
     Section 3.12. Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.11) Interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     In the case of a Global Security, so long as the Depositary for such Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under this Indenture. Except as provided in Section 3.09, owners of beneficial interests in a Global Security will not be entitled to have Securities that are represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or Holders thereof under this Indenture.
     Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall (a) prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or (b) impair, as between a Depositary and holders of beneficial interest in any Global Security, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Security.
     Section 3.13. Cancellation and Transfer Provisions.
     (a) All Securities surrendered for payment, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures. Copies of all cancelled Securities shall be provided to the Company by the Trustee, promptly following cancellation of such Securities.
     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:
          (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
          (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of non-Global Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the non-Global Securities to be transferred, and the Trustee shall cancel the non-Global Securities so transferred.
     (c) Private Placement Legend. Upon the Securities becoming, and during the period the Securities remain, eligible for resale by non-affiliates pursuant to Rule 144, without any volume or manner of sale restrictions, upon the registration of transfer, exchange or replacement of Securities bearing the legend required by Section 2.02, the Security Registrar shall deliver Securities that do not bear such legends.
     (d) General. By its acceptance of any Security bearing the legend required by Section 2.02, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.
     The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.13. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.
     Section 3.14. CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in all notices to Holders as a convenience to Holders of the Securities; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or on such notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.
     Section 3.15. Computation of Interest.
     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
     Section 3.16. Special Record Date.
     Any Interest on any Security that is payable but not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his, her or its having been such a

Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to Holders in whose names the Securities are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of the Securities at their addresses as they appear in the Security Register, or by such other means reasonably acceptable to such Holders, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their predecessor Securities) are registered at 5:00 p.m., New York City time, on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
     (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be listed, and upon such notice as may be required by such system or exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
ARTICLE 4
SATISFACTION AND DISCHARGE
     Section 4.01. Satisfaction and Discharge of Indenture.
     This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a) either
          (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.10 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or
          (ii) all such Securities not theretofore delivered to the Trustee for cancellation
               (A) have become due and payable, and
               (B) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, lawful money of the United States, shares of Common Stock (or Reference Property) or the appropriate combination of lawful money of the United States and shares of Common Stock (or Reference Property) in amounts sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, sufficient to pay all amounts which have become due and payable at Stated Maturity or Fundamental Change Repurchase Date or following conversion, as the case may be;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money or Common Stock (or Reference Property) shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.
     Section 4.02. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 10.03, all funds and/or Common Stock (or Reference Property) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and Interest or in settlement of the Company’s conversion obligations, as the case may be.

ARTICLE 5
REMEDIES
     Section 5.01. Events of Default.
     Each of the following is an “Event of Default”:
     (a) default in any payment of Interest with respect to any Security when due and payable and such default continues for a period of 30 days;
     (b) default in the payment of principal of any Security when due and payable at its Stated Maturity, upon required repurchase, upon acceleration or otherwise;
     (c) failure by the Company to comply with its obligations under Article 8 hereof;
     (d) failure by the Company to comply for two Business Days with its obligations under Article 12 hereof to convert Securities into shares of Common Stock (or cash or a combination of cash and shares of Common Stock, if the Company so elects) and, if applicable, Reference Property, upon exercise by a Holder of its conversion right;
     (e) failure by the Company to comply for two Business Days with its obligation to deliver a Fundamental Change Repurchase Right Notice under Article 11;
     (f) failure by the Company to comply for 90 days after written notice from the Trustee or the Holders of at least 25% of the aggregate Original Principal Amount of the Securities then outstanding has been received by the Company to comply with any of the Company’s other agreements contained in the Securities or this Indenture;
     (g) default by the Company or any Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of (i) $50 million or (ii) if the Company’s primary credit agreement contains a lower threshold dollar amount in respect of a similar default provision, such lower amount, in each case in the aggregate of the Company and/or any of its Subsidiaries, whether such debt now exists or is hereafter created, which default results (i) in such debt becoming or being declared due and payable and such debt has not been discharged in full or such declaration rescinded or annulled within 30 days or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, and such defaulted payment shall not have been made, waived or extended within 30 days;
     (h) failure by the Company or any of its Subsidiaries, within 30 days, to pay, bond or otherwise discharge any final and non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate (i) $50 million or (ii) if the Company’s primary credit agreement contains a lower threshold dollar amount in respect of a similar default provision, such lower amount, which are not stayed on appeal;

     (i) (A) a proceeding is commenced seeking a decree or order for (i) relief in respect of the Company or a Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company or a Significant Subsidiary or for all or substantially all of the property and assets of the Company or a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or a Significant Subsidiary (other than, except in the case of the Company, a solvent winding up or liquidation in connection with a transfer of assets among the Company and its Subsidiaries) under any applicable Bankruptcy Law and, in each case, such proceeding shall remain unstayed and in effect for a period of 60 consecutive days; or (B) the Company or a Significant Subsidiary (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable Bankruptcy Law, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company or a Significant Subsidiary or for all or substantially all of the property and assets of the Company or a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.
     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     When a default or Event of Default is cured or waived pursuant to the provisions hereof, it ceases.
     To constitute notice under clause (f) above, the notice delivered pursuant such clause must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.”
     Section 5.02. Acceleration of Maturity; Rescission and Annulment.
     Upon obtaining knowledge of the occurrence of an Event of Default, the Company shall promptly notify the Trustee in writing. If an Event of Default occurs and is continuing, then and in every such case except as provided below, the Trustee or the Holders of not less than 25% in Original Principal Amount of the Outstanding Securities may (and the Trustee at the request of such Holders shall) declare 100% of the principal of and accrued and unpaid Interest on all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and Interest shall become immediately due and payable. However, upon an Event of Default arising out of Section 5.01(i) with respect to the Company, the principal of all the Securities, plus accrued and unpaid Interest to the acceleration date, shall be due and payable immediately without notice from the Trustee or Holders.
     Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 5.01(f) relating to any obligations the Company may have or is deemed to have under Section 314(a)(1) of the Trust Indenture Act relating to the

Company’s failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or of its covenants set forth in Section 7.04 (any such Event of Default, a “Reporting Event of Default”), shall for the first 120 calendar days after the occurrence of such Event of Default consist exclusively of the right (the “Extension Right”) to receive an extension fee on the Securities in an amount equal to 0.25% of the Accreted Principal Amount of the Securities (the “Extension Fee”). On the 121st day after such Reporting Event of Default (if such violation is not cured or waived prior to such 121st calendar day), then the Securities will be subject to acceleration as provided in the second sentence of the first paragraph of this Section 5.02. In the event the Company does not elect to pay the Extension Fee upon any such Reporting Event of Default in accordance with this Section 5.02, the Securities will be subject to acceleration as provided in the second sentence of the first paragraph of this Section 5.02.
     In order to exercise the Extension Right and elect to pay the Extension Fee as the sole remedy during the first 120 days after the occurrence of any Reporting Event of Default, the Company shall (i) notify the Holders, the Paying Agent and the Trustee of such election at any time prior to the close of business on the first Business Day following the date on which such Reporting Event of Default occurs and (ii) pay the Extension Fee on or before the close of business on the date on which such Reporting Event of Default occurs. Upon failure by the Company to timely give such notice or pay the Extension Fee in accordance with the preceding sentence, the Securities will be immediately subject to acceleration as provided in the second sentence of the first paragraph of this Section 5.02. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such notice, the Trustee may assume without inquiry that the Extension Fee is not payable. If the Extension Fee has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Notwithstanding the foregoing, (i) the election by the Company to pay an Extension Fee shall not affect the Company’s obligation, if any, to pay Additional Interest in accordance with Section 10.06, and (ii) if an event of default occurs under any series of the Company’s debt securities (other than the Securities ) issued subsequent to the Issue Date of the Initial Securities resulting from the Company’s failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and such event of default is not subject to extension on terms similar to those set forth in the foregoing paragraphs and results in the principal amount of such debt securities becoming due and payable, then the Extension Right shall no longer apply and the Securities shall be subject to acceleration as provided in the second sentence of the first paragraph of this Section 5.02.
     This Section 5.02, however, is subject to the conditions that if, at any time after the principal of and Interest on the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid Interest upon all Securities and the principal of any and all Securities that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Securities during the period of such default), and if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) any and all Events of Default under this Indenture with respect to such Securities, other than the nonpayment of principal of and accrued and unpaid Interest on such Securities or failure to deliver amounts due upon conversion that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.13, then and in every such case the Holders of a majority in aggregate Original Principal Amount of the Outstanding Securities, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default with respect to the Securities (other than with respect to the nonpayment of principal of and accrued and unpaid Interest, or failure to deliver amounts due upon conversion, on such Securities) and rescind and annul such declaration and its consequences and such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.
     Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:
     (a) default is made in the payment of any Interest on any Security when such Interest becomes due and payable and such default continues for a period of 30 days, or
     (b) default is made in the payment of the principal of any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and Interest, and, to the extent that payment of such Interest shall be legally permissible, interest on any overdue principal and on any overdue Interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     Section 5.04. Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 5.05. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 5.06. Application of Money Collected.
     Subject to Article 12, any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or Interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 6.07;
     SECOND: To the payment of the amounts then due and unpaid for principal of and Interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and Interest, respectively; and
     THIRD: The balance, if any, to the Company or an other Person or Persons entitled thereto.
     Section 5.07. Limitation on Suits.
     Subject to Section 5.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25% in Original Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings or to pursue any other remedy in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against the losses, liabilities and expenses to be incurred in compliance with such request;
     (d) the Trustee has not instituted any such proceeding within 60 days of such written request and offer of security or indemnity; and
     (e) the Holders of a majority of the aggregate Original Principal Amount of the Outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such written request within such 60-day period;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Section 5.08. Unconditional Right of Holders to Receive Principal and Interest and to Convert.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.11) Interest on such Security on the respective Stated Maturities expressed in such Security and to convert such Security in accordance with Article 12 and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.
     Section 5.09. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 5.10. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.
     Section 5.12. Control by Holders.
     The Holders of a majority in Original Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
     (a) such direction shall not be in conflict with any rule of law or with this Indenture,
     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture, and
     (c) the Trustee shall have been provided with indemnity satisfactory to it in its sole discretion.
     Section 5.13. Waiver of Past Defaults.
     The Holders of not less than a majority in Original Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities (including, without limitation, in connection with a purchase of, or tender offer or exchange offer for, the Securities) waive any past default hereunder and its consequences, except a default:
     (a) in the payment of the principal of or Interest on any Security or in the performance of the Company’s obligation to convert Securities and deliver cash, Common Stock and/or Reference Property due upon conversion, in each case that remains uncured, or
     (b) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 5.14. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article 12.
     Section 5.15. Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 6
THE TRUSTEE
     Section 6.01. Certain Duties and Responsibilities.
     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, subject to the succeeding paragraph and Section 6.03; provided that (a) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (b) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith with a direction received by it pursuant to Section 5.12.
     In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would require it to expend its own funds or involve the Trustee in personal liability if it shall in its sole discretion believe that repayment of such funds or adequate indemnity against such risk is not assured to it. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
     Section 6.02. Notice of Defaults.
     The Trustee shall give the Holders notice of any default known to the Trustee that has occurred and is continuing hereunder within 90 days after such default has occurred. Except in the case of an uncured default in the payment of principal of or Interest on any Security or default in the delivery of amounts due upon conversion of Securities, the Trustee need not deliver the notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. In addition, the Trustee shall give the Holders of Securities notice of any default actually known to it as and to the extent provided by the Trust Indenture Act.
     Section 6.03. Certain Rights of Trustee.
     Subject to the provisions of Section 6.01:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, for any action it takes or omits to take in good faith, rely upon an Officer’s Certificate;
     (d) the Trustee may consult with counsel on any matter relating to the Indenture or the Securities and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion (acting reasonably), may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall reasonably determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole expense of the Company upon giving reasonable prior written notice to the Company, and the Trustee shall incur no liability of any kind by reason of such investigation;
     (g) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;
     (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the particular Securities and this Indenture; and
     (j) in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     Section 6.04. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
     Section 6.05. May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Security Registrar or such other agent.
     Section 6.06. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be otherwise agreed in writing between the Company and the Trustee.
     Section 6.07. Compensation and Reimbursement.
     The Company agrees:
     (a) to pay to the Trustee from time to time reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services, including any Agent capacity in which it acts under this Indenture, rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including with respect to any other capacity in which it acts under this Indenture) and their officers, directors and agents in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and
     (c) to indemnify the Trustee (including with respect to any other capacity in which it acts under this Indenture) and their officers, directors and agents for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any such claim for which the Trustee may seek indemnity. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.
     The Company further agrees, to secure the Company’s payment obligations in this Section 6.07, that the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.
     Section 6.08. Disqualification; Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 6.09. Corporate Trustee Required; Eligibility.
     The Trustee shall at all times satisfy the requirement of Section 310(a) of the Trust Indenture Act. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.10. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.
     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee may be removed at any time by Act of the Holders of a majority in Original Principal Amount of the Outstanding Securities, delivered to the Trustee and to the Company.
     (d) If at any time:
          (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
          (ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or
          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in Original Principal Amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any

Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 6.10, the Company’s obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     Section 6.11. Acceptance of Appointment by Successor.
     In case of the appointment hereunder of a successor Trustee, such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon the reasonable written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     Section 6.12. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     Section 6.13. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

     Section 6.14. Appointment of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents, reasonably acceptable to the Company, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or pursuant to Section 3.09, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register, or by such other means reasonably acceptable to such Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments by the Company, subject to the provisions of Section 6.07.
     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the
within-mentioned Indenture.

The Bank of New York Trust Company, National
Association
as Trustee

By:

Name:

Title: Authenticating Agent

By:

Name:

Title: Authorized Officer
     Section 6.15. USA Patriot Act.
     In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), The Bank of New York is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with The Bank of New York. Accordingly, the Company agrees to provide The Bank of New York upon its reasonable request from time to time such identifying information and documentation as is in the possession of the Company, or is obtainable by the Company without unreasonable burden or expense, in order to enable The Bank of New York to comply with Applicable Law.

ARTICLE 7
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
     Section 7.01. Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee
     (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
     Section 7.02. Preservation of Information; Communications to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 7.03. Reports by Trustee.
     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

     Section 7.04. Reports by Company.
     The Company shall file with the Trustee within 15 days after the same is so required to be filed with the Commission any documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and shall otherwise comply with the requirements of Section 314(a) of the Trust Indenture Act; provided that any such information, documents or reports filed or furnished with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR.
     If at any time the Company is not required to file reports with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly furnish to the Trustee, each Holder, beneficial owner or prospective purchaser of such Securities or the Common Stock issuable upon conversion thereof, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities pursuant to Rule 144A under the Securities Act and to take such other actions as any such Person may reasonably request, all to the extent required from time to time to enable such Person to sell its Securities or Common Stock issuable upon conversion thereof in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).
ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     Section 8.01. Company May Consolidate, Etc., Only on Certain Terms.
   The Company shall not consolidate with or merge with or into any other Person or sell, lease, convey, assign, transfer or otherwise dispose of, in any transaction or series of transactions, all or substantially all of its assets to any Person, unless:
     (1) either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or to which such sale, lease, conveyance, assignment, transfer or other disposition shall be made (collectively, the “Successor”), is organized under the laws of the United States of America, any political subdivision thereof or any State thereof or the District of Columbia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, any member of the European Union, the Netherlands Antilles or Cyprus, and expressly assumes by supplemental indenture the due and punctual payment of the principal of and Interest on the Securities and the performance of the Company’s covenants and obligations under this Indenture and the Securities;

     (2) immediately after giving effect to such transaction or series of transactions, no default or Event of Default shall have occurred and be continuing or would result therefrom;
     (3) in the case of clause (1)(b) above, in the event that the Successor is organized in a jurisdiction other than the United States of America, any political subdivision thereof or any State thereof or the District of Columbia which is different from the jurisdiction in which the obligor on the Securities was organized immediately before giving effect to the transaction or series of transactions, (a) the Successor delivers to the Trustee an Opinion of Counsel stating that (1) the obligations of the Successor are enforceable under the laws of the new jurisdiction of its formation subject to customary exceptions and (2) the Holders of Securities will not recognize any income, gain or loss for United States Federal income tax purposes as a result of the transaction or series of transactions and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such transaction or series of transactions had not occurred; (b) the Successor agrees in writing to submit to jurisdiction to the competent courts of the State of New York or the federal district court sitting in The City of New York and appoints an agent in the State of New York for the service of process, each under terms satisfactory to the Trustee; and (c) the Board of Directors of the Company or the comparable governing body of the Successor, as applicable, determines in good faith that such transaction or series of transactions will not adversely affect the interest of the Holders of Securities in any material respect, which determination shall be evidenced by a Board Resolution (or its equivalent if the Successor is not a corporation) to such effect; and
     (4) in the case of clause (1)(b) above, the Successor delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture comply with this Indenture.
     Section 8.02. Successor Substituted.
     Upon any consolidation or merger of the Company or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company in accordance with Section 8.01, the Successor formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance, assignment, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Securities with the same effect as if such Successor had been named as the Company herein, and the predecessor Company, in the case of a sale, conveyance, assignment, transfer or other disposition, shall be released from all obligations under this Indenture and the Securities.

ARTICLE 9
MODIFICATION AND AMENDMENT
     Section 9.01. Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:
     (a) to cure any ambiguity or correct any omission, manifest error, defect or inconsistency in the Indenture, so long as such action will not adversely affect the interests of Holders of the Securities in any material respect; or
     (b) to provide for the assumption by a Successor or other Person pursuant to Section 8.01 or Section 12.10; or
     (c) to add guarantees or obligors with respect to the Securities; or
     (d) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or
     (e) to provide for the issuance of Additional Securities to the extent that the Company and the Trustee deem such supplemental indenture necessary or advisable in connection with such issuance; or
     (f) to increase the Conversion Rate; or
     (g) to secure the Securities; or
     (h) to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company; or
     (i) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article 12; or
     (j) to make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of this Indenture or the Securities to the description set forth under the caption “Description of the Notes” of the Company’s final offering circular dated May 28, 2008 relating to the offering of the Initial Securities will not be deemed to be adverse to any Holder; or
     (k) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act, to the extent applicable.
     With respect to any amendment or supplement made in reliance upon clause (j) above, the Trustee may conclusively rely on the written advice of nationally recognized counsel in its determination as to whether or not the Holders of the Securities would be materially and adversely affected by such change. Such determination shall be conclusive and binding on all present and future Holders.
     Section 9.02. Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than a majority in Original Principal Amount of the Outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
     (a) reduce the percentage in Original Principal Amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or
     (b) reduce the rate, or extend the stated time for payment, of Interest on any Security or reduce the amount, or extend the stated time for payment, of the Extension Fee; or
     (c) reduce the Original Principal Amount or Accreted Principal Amount, or extend the Stated Maturity, of any Security; or
     (d) make any change that adversely affects the right to convert any Security as provided in Article 12; or
     (e) reduce the Fundamental Change Repurchase Price, Optional Put Repurchase Price or Redemption Price of any Security or amend or modify in any manner adverse to the Holders of the Securities the Company’s obligations to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or
     (f) change the place of payment where, or the coin or currency in which, any the principal of, Interest on, or the Extension Fee in respect of, any Security is payable; or
     (g) impair the right of any Holder to receive payment of principal of and Interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; provided that the issuance of Additional Securities in accordance with this Indenture shall not be deemed an impairment for purposes of this clause; or
     (h) contractually subordinate the Securities in right of payment to any other unsecured indebtedness of the Company; or
     (i) make any change in the provisions of this Article that require each Holder’s consent or in the waiver provisions in Section 5.02 or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 6.11 and Section 9.01(a).
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 9.03. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 9.04. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     After any supplemental indenture under this Article becomes effective, the Company shall promptly issue a notice to the Holders briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.
     Section 9.05. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     Section 9.06. Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE 10
COVENANTS
     Section 10.01. Payment of Principal and Interest.
     The Company will duly and punctually pay the principal of and Interest on the Securities in accordance with the terms of the Securities and this Indenture.
     Section 10.02. Maintenance of Office or Agency.
     The Company will maintain an office or agency in the United States (which shall be initially the Trustee’s Corporate Trust Office) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes as provided above. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 10.03. Money for Security Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or Interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or Interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act in that regard.
     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or Interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act in that regard.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities and upon written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities and to account for any monies already paid.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sum.
     Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or Interest on any Security and remaining unclaimed for two years after such principal or Interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 10.04. Statement by Officers as to Default.
     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, which need not constitute an Officer’s Certificate, stating that in the course of performance by the signing Officer of his duties as such Officer of the Company he would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Company of its obligations under this Indenture, and further stating that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a default or Event of Default shall have occurred, describing all such defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto).
     In addition, the Company will deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a default or an Event of Default, the status of those events and what action the Company is taking or propose to take in respect thereof.

     Section 10.05. Existence.
     Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.
     Section 10.06. Additional Interest.
     The Company shall pay Additional Interest if at any time during the period beginning six months from the Issue Date of the Initial Securities (or, if later, the date on which the Company delivers additional Securities to the Initial Purchasers pursuant to the exercise of their option to purchase additional Securities) and ending 12 months from such date, the Company fails to timely file any report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K); provided, that the Company shall have 14 days, in the aggregate, to cure all such missed filings without paying such Additional Interest. The Additional Interest shall be payable on the Interest Payment Date following the Company’s failure to file that gives rise to such Additional Interest. If at any time Additional Interest becomes payable, the Company shall promptly deliver to the Trustee a certificate executed by an Officer of the Company to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall promptly deliver to the Trustee such a certificate setting forth the particulars of such payment. The Company’s obligation to pay Additional Interest in accordance with this Section shall be in addition to the Company’s obligation, if any, to pay an Extension Fee in accordance with Section 5.02.
ARTICLE 11
OPTIONAL REDEMPTION; REPURCHASE AT OPTION OF THE HOLDER
     Section 11.01. Right to Redeem; Notice to Trustee.
     At any time on or after June 6, 2013, the Company may redeem any or all of the Securities, except for the Securities that the Company is required to repurchase pursuant to Section 11.08 and Section 11.09, in cash at the Redemption Price.
     The redemption price will equal 100% of the Accreted Principal Amount of the Securities being redeemed, plus accrued and unpaid Interest, if any, to, but not including, the Redemption Date (the “Redemption Price”); provided, however, that, if the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date.
     If the Company elects to redeem Securities pursuant to this Section 11.01, it shall notify the Trustee at least 45 calendar days prior to the Redemption Date, as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the Accreted Principal Amount of Securities to be redeemed.

     Notwithstanding the foregoing, the Company may not redeem any Securities if the Company has failed to pay any Interest due on the Securities and such failure to pay is continuing.
     Section 11.02. Selection of the Securities to Be Redeemed.
     If fewer than all of the Outstanding Securities are to be redeemed, the Trustee will select the Securities to be redeemed in Original Principal Amounts of $1,000 or multiples of $1,000 by lot, pro rata or by another method the Trustee considers reasonable. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be taken from the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.
     Section 11.03. Notice of Redemption.
     Not more than 60 calendar days but not less than 30 calendar days prior to the Redemption Date, the Company shall give a notice of redemption to all record Holders at their addresses set forth in the Security Register of the Security Registrar.
     The notice shall identify the Securities to be redeemed and shall state:
     (a) that the Holder has a right to convert the Securities called for redemption, and the Conversion Rate then in effect;
     (b) the Redemption Date;
     (c) the Redemption Price;
     (d) the name and address of each Paying Agent and Conversion Agent;
     (e) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;
     (f) that Holders who wish to convert Securities must surrender such Securities for conversion no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in Article 12;
     (g) that, unless the Company defaults in making the payment of the Redemption Price, Interest on Securities called for redemption shall cease to accrue, and Accreted Principal Amount of such Securities will cease to accrete, on and after the Redemption Date and subject to the provisions of Section 11.01 and Section 11.04, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to a Paying Agent of the Securities; and

     (h) if any Security is being redeemed in part, the portion of the Accreted Principal Amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, new Securities in aggregate Accreted Principal Amount equal to the unredeemed portion thereof will be issued.
     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.
     Section 11.04. Effect of Notice of Redemption.
     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid in cash at the Redemption Price stated in the notice.
     Section 11.05. Deposit of Redemption Price.
     Prior to 1:00 p.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company or a Subsidiary acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose or, if such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from the trust.
     If the Paying Agent holds on a Redemption Date cash sufficient to pay the Redemption Price payable on that date, then on and after such Redemption Date, such Securities (or portions thereof, as the case may be), whether or not such Securities are delivered to the Paying Agent, shall cease to be Outstanding, the Accreted Principal Amount shall cease to accrete and Interest (if any) on them shall cease to accrue and the rights of the Holders therein shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities, together with any necessary endorsements); provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.
     Section 11.06. Securities Redeemed in Part.
     Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder, without charge, new Securities of authorized denominations as requested by such Holder in aggregate Accreted Principal Amount equal to, and in exchange for, the unredeemed portion of the Security surrendered.

     Section 11.07. No Redemption of Securities Upon Occurrence of Acceleration.
     Notwithstanding anything herein to the contrary, the Company will not redeem any Securities on any date if the Accreted Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Securities).
     Section 11.08. Repurchase of Securities at the Option of Holders.
     (a) Optional Put. (i)  On June 1, 2013, June 1, 2018, June 1, 2023, June 1, 2028 and June 1, 2033 (each, an “Optional Put Repurchase Date”), each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion of the Original Principal Amount thereof that is equal to $1,000 or an integral multiple of $1,000, for cash at a repurchase price equal to 100% of the Accreted Principal Amount thereof, together with accrued and unpaid Interest thereon to, but excluding, such Optional Put Repurchase Date (the “Optional Put Repurchase Price”) (subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 11.08(a)), unless such Optional Put Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at 5:00 p.m., New York City time, on the corresponding Regular Record Date.
          (ii) No later than 20 Business Days prior to each Optional Put Repurchase Date, the Company shall give notice of the repurchase right under Section 11.08(a)(i) (an “Optional Put Repurchase Offer”) to all record Holders at their addresses set forth in the Security Register of the Security Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of notice to be completed by the Holder and returned to the Company in the event that the Holder elects such right to such repurchase (the “Optional Put Repurchase Notice”) and shall briefly state, as applicable:
               (A) the date by which the Optional Put Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;
               (B) the Optional Put Repurchase Date;
               (C) the Optional Put Repurchase Price;
               (D) the name and address of the Paying Agent and the Conversion Agent;
               (E) the Conversion Rate;
               (F) the conversion rights, if any, of the Securities;
               (G) that the Securities as to which an Optional Put Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 12 only if the Optional Put Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
               (H) that the Securities must be surrendered to the Paying Agent to collect payment;
               (I) that the Optional Put Repurchase Price for any Security as to which an Optional Put Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Optional Put Repurchase Date and the time of surrender of such Security;
               (J) the procedures the Holder must follow to exercise its put right under this Section 11.08(a);
               (K) the procedures for withdrawing an Optional Put Repurchase Notice;
               (L) that, unless the Company defaults in making payment of such Optional Put Repurchase Price, Interest on Securities surrendered for repurchase by the Company will cease to accrue, and Accreted Principal Amount of such Securities will cease to accrete, on and after the Optional Put Repurchase Date; and
               (M) the CUSIP number(s) of the Securities.
     At the Company’s request, the Trustee shall give the Optional Put Repurchase Offer in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Optional Put Repurchase Offer must be given to the Holder in accordance with this Section 11.08(a)(ii); provided, further, that the text of the Optional Put Repurchase Offer shall be prepared by the Company.
          (iii) A Holder may exercise its right specified in Section 11.08(a)(ii) upon delivery of a properly completed Optional Put Repurchase Notice to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Optional Put Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Optional Put Repurchase Date, stating:
               (A) if certificated, the certificate numbers of Securities to be delivered for repurchase;
               (B) the portion of the Original Principal Amount of Securities to be repurchased, which portion must be $1,000 or an integral multiple of $1,000 thereof; and
               (C) that the Securities shall be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

     The book-entry transfer or delivery of such Security to the Paying Agent with, or at any time after delivery of, the Optional Put Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Optional Put Repurchase Price therefor; provided, however, that such Optional Put Repurchase Price shall be so paid pursuant to this Section 11.08(a) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Optional Put Repurchase Notice.
     The Company shall repurchase from the Holder thereof, pursuant to this Section 11.08(a), a portion of a Security specified in the Optional Put Repurchase Notice, so long as the Original Principal Amount of such portion is $1,000 Original Principal Amount or an integral multiple of $1,000 Original Principal Amount. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Optional Put Repurchase Notice or written notice of withdrawal thereof.
     (b) Effect of Optional Put Repurchase Notice. Upon receipt by the Paying Agent of the Optional Put Repurchase Notice specified in Section 11.08(a)(iii), the Holder of the Security in respect of which such Optional Put Repurchase Notice was given shall (unless such Optional Put Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Optional Put Repurchase Price with respect to such Security. Such Optional Put Repurchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent from the Company, on the later of (1) the Optional Put Repurchase Date with respect to such Security (provided the conditions in Section 11.08(a)(iii) have been satisfied) and (2) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 11.08(a)(iii). Securities in respect of which an Optional Put Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 12 on or after the date of the delivery of such Optional Put Repurchase Notice unless such Optional Put Repurchase Notice has first been validly withdrawn as specified in the following paragraph.
     An Optional Put Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent and the Trustee in accordance with the Optional Put Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Optional Put Repurchase Date, specifying:
          (i) the Original Principal Amount of such Security with respect to which such notice of withdrawal is being submitted;
          (ii) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and
          (iii) the Original Principal Amount, if any, of such Security which remains subject to the Optional Put Repurchase Notice, which portion must be in Original Principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that with respect to Global Securities, the withdrawal notice must comply with the Applicable Procedures.
     (c) Deposit of Optional Put Repurchase Price. Prior to 1:00 p.m., New York City time, on the applicable Optional Put Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.03) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Optional Put Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Optional Put Repurchase Date.
     If the Paying Agent (other than the Company or a Subsidiary) holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the applicable Optional Put Repurchase Date, cash sufficient to pay the Optional Put Repurchase Price of any Securities for which an Optional Put Repurchase Notice has been tendered and not withdrawn pursuant to Section 11.08(b), then, on and after such Optional Put Repurchase Date, such Securities will cease to be Outstanding, the Accreted Principal Amount shall cease to accrete and Interest, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Optional Put Repurchase Price upon delivery of such Securities, together with any necessary endorsement) and the repurchased Securities shall be cancelled.
     (d) Securities Repurchased in Part. Any certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver to the Holder of such Security, without charge, new Securities, of any authorized denomination as requested by such Holder in aggregate Accreted Principal Amount equal to, and in exchange for, the portion of the Accreted Principal Amount of the Security so surrendered which is not repurchased.
     (e) Repayment to the Company. The Paying Agent shall return to the Company any cash that remains unclaimed for two years, together with Interest, if any, thereon, held by it for the payment of the Optional Put Repurchase Price; provided, however, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.08(c) exceeds the aggregate Optional Put Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase on the Optional Put Repurchase Date, then, promptly after the Optional Put Repurchase Date, the Paying Agent shall return any such excess to the Company.
     (f) No Repurchase Upon Acceleration. Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 11.08 if the Accreted Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Optional Put Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Optional Put Repurchase Price with respect to such Securities).

     Section 11.09. Repurchase at the Option of the Holder Upon a Fundamental Change.
     (a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion of the Original Principal Amount thereof that is equal to $1,000 or an integral multiple of $1,000, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 15 calendar days and not more than 35 calendar days after the date of the Fundamental Change Repurchase Right Notice, at a repurchase price equal to 100% of the Accreted Principal Amount thereof, together with accrued and unpaid Interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”) (subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 11.09(a)) unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at 5:00 p.m., New York City time, on the corresponding Regular Record Date.
     Notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase any Securities under this Section 11.09 based on a Fundamental Change under clause (1), (2) or (3) of the definition thereof (and the Company shall not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto), if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with a transaction otherwise constituting a Fundamental Change under clause (1), (2) or (3) of the definition thereof consists of shares of common equity traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded immediately following such transaction or transactions) and, as a result of such transaction or transactions, the Securities become convertible into such shares of such common equity pursuant to Section 12.10 (or cash or a combination of cash and such shares of such common equity pursuant to Section 12.10, if the Company so elects or has so elected).
     Repurchases of Securities under this Section 11.09 shall be made, at the option of the Holder thereof, upon:
          (i) if the Securities are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Security or, if the Securities are held in global form, a notice that complies with the Applicable Procedures, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
          (ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.09 only if the Security so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     The Fundamental Change Repurchase Notice shall state:
               (A) if certificated, the certificate numbers of Securities to be delivered for repurchase;
               (B) the portion of the Original Principal Amount of Securities to be repurchased, which must be $1,000 or an integral multiple of $1,000 thereof; and
               (C) that the Securities shall be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 11.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Security.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 11.09.
     Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.
     (b) After the occurrence of a Fundamental Change, but on or before the 10th calendar day after the Effective Date of such Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail.
     Each Fundamental Change Repurchase Right Notice shall specify (if applicable):
(i)	the events causing the Fundamental Change;

(ii)	the date of the Fundamental Change;

          (iii) the last date on which a Holder may exercise its repurchase rights under Section 11.09, if applicable;
          (iv) the Fundamental Change Repurchase Price, if applicable;
          (v) the Fundamental Change Repurchase Date, if applicable;
          (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
          (vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
          (viii) that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
          (ix) the procedures the Holder must follow to require the Company to purchase its Securities under Section 11.09, if applicable.
     (c) A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent and the Trustee in accordance with the Fundamental Change Repurchase Right Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
          (i) the Original Principal Amount of such Security with respect to which such notice of withdrawal is being submitted;
          (ii) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and
          (iii) the Original Principal Amount, if any, of such Security which remains subject to the Fundamental Change Repurchase Notice, which portion must be in Original Principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that with respect to Global Securities, the notice must comply with the Applicable Procedures.
     (d) Prior to 1:00 p.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.03) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Fundamental Change Repurchase Date. Such Fundamental Change Repurchase Price shall be paid to a Holder surrendering Securities for repurchase pursuant to a Fundamental Change Repurchase Notice, subject to receipt of cash by the Paying Agent from the Company, on the later of (1) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 11.09(a) have been satisfied by such Holder) and (2) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 11.09(a). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 12 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn pursuant to Section 11.09(c).
     (e) If the Paying Agent (other than the Company or a Subsidiary) holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the applicable Fundamental Change Repurchase Date, cash sufficient to pay the Fundamental Change Repurchase Price of any Securities for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn pursuant to Section 11.09(c), then, on and after such Fundamental Change Repurchase Date, such Securities will cease to be Outstanding, the Accreted Principal Amount shall cease to accrete and Interest, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Securities, together with any necessary endorsement) and the repurchased Securities shall be cancelled.
     (f) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 11.09 if the Accreted Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities).
     Section 11.10. Covenant to Comply with Securities Laws upon Repurchase of Securities. In connection with any repurchase of the Securities pursuant to Section 11.08 or Section 11.09, the Company shall:
     (a) comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable; and
     (b) otherwise comply with all federal and state securities laws.
     To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 11.08 or Section 11.09, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under said Section 11.08 or Section 11.09.
     Section 11.11. Purchase of Securities.
     (a) The Company may at any time repurchase or otherwise acquire Securities in the open market or in negotiated transactions without prior notice to Holders. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities. Any Securities purchased or acquired by the Company may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 3.13 shall apply to all Securities so delivered.
ARTICLE 12
CONVERSION OF SECURITIES
     Section 12.01. Conversion Privilege and Conversion Rate.
     (a) Subject to the conditions described in clauses (i), (ii), (iii) and (iv) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to surrender for conversion all or any portion (if the portion to be converted is $1,000 in Original Principal Amount or an integral multiple thereof) of any Securities at any time prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding March 1, 2013, into shares of Common Stock (or, at the election of the Company, cash or a combination of cash and shares of Common Stock as described herein) at a rate of 19.9695 shares of Common Stock (subject to adjustment by the Company as provided in Section 12.01(e) and Section 12.05 hereof) per $1,000 in Original Principal Amount of the Securities (the “Conversion Rate”) under the circumstances and during the periods set forth below. On and after March 1, 2013, regardless of the conditions described in clauses (i), (ii), (iii) and (iv) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to surrender for conversion all or any portion (if the portion to be converted is $1,000 in Original Principal Amount or an integral multiple thereof) of any Securities at the applicable Conversion Rate at any time prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the Maturity Date.
          (i) The Securities shall be convertible prior to March 1, 2013, during the five Business Day period after any five consecutive Trading Day period (as used in this Section 12.01(a)(i), the “Measurement Period”) in which the Trading Price per $1,000 in Original Principal Amount of the Securities for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the applicable Conversion Rate in effect on such Trading Day, as determined by the Company and subject to compliance with the procedures and conditions described below concerning the Company’s obligation to make such determination (the “Trading Price Condition”). If a Holder provides the Company with written notice which includes reasonable evidence that the Trading Price per $1,000 in Original Principal Amount of the Securities would be less than 98% of the product of (a) the applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price of the Common Stock at such time, then the Company shall determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per $1,000 in Original Principal Amount of the Securities is greater than or equal to 98% of the product of (a) the applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price of the Common Stock. Furthermore, if the Company does not, when obligated to do so pursuant to this clause (i), determine the Trading Price of the Securities, then the Trading Price per $1,000 in Original Principal Amount of the Securities shall be deemed to be less than 98% of the product of (a) the applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price of the Common Stock on such date.

          If the Trading Price Condition has been met in accordance with the foregoing, the Company shall so notify the Holders of the Securities and the Trustee. If, at any time after the Trading Price Condition has been met in accordance with the foregoing, the Trading Price per $1,000 in Original Principal Amount of the Securities is greater than or equal to 98% of the product of (a) the applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price of the Common Stock on such date, the Company shall so notify the Holders of the Securities and the Trustee, and the Company shall have no further obligation to determine the Trading Price of the Securities unless requested to do so again in writing pursuant to this Section 12.01(a)(i).
          (ii) The Securities shall be convertible prior to March 1, 2013, during any calendar quarter after the calendar quarter ending June 30, 2008 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 120% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. For each calendar quarter, the Company will determine if the Securities are convertible as the result of the satisfaction of the condition in this Section 12.01(a)(ii) in the preceding calendar quarter and the Company will promptly notify the Holders and the Trustee if this condition was satisfied.
          (iii) In the event the Company calls the Securities for redemption pursuant to Section 11.01, the Securities shall be convertible until 5:00 p.m., New York City time, on the Business Day preceding the applicable Redemption Date (after which time the Holders’ right to convert will expire unless the Company defaults in the payment of the applicable Redemption Price).
          (iv) The Securities shall be convertible prior to March 1, 2013, as provided in subsections (b), (c) and (d) of this Section 12.01.
     (b) In the event that the Company elects to:
          (i) distribute to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period of not more than 60 calendar days after the date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date of such distribution; or
          (ii) distribute to all or substantially all holders of Common Stock assets (including cash) or debt securities of the Company or certain rights to purchase the Company’s securities which distribution has a per share value (as determined by the Company’s Board of Directors) exceeding 10% of the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date of such distribution;
the Company shall notify Holders and the Trustee in writing with respect to any distribution referred to in either clause (i) or (ii) above and of the resulting conversion right no later than the

25th Scheduled Trading Day prior to the Ex Date for such distribution. Once the Company has given such notice, Holders may surrender the Securities for conversion at any time until the earlier of (A) 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex Date for such distribution or (B) the date the Company announces that such distribution will not take place, even if the Securities are not otherwise convertible at such time. A Holder may not exercise this right if such Holder is permitted to participate (as a result of holding the Securities) at the same time as holders of the Common Stock participate in any distribution referred to in clause (i) or (ii) above as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the Original Principal Amount of Securities held by such Holder divided by $1,000, without having to convert its Securities.
     (c) If an event constituting a Fundamental Change occurs, the Company shall notify the Holders and the Trustee in writing of the occurrence of any such event on or before the date such event occurs or becomes effective or, if later, within one Business Day after the date the Company becomes aware of such occurrence or effectiveness. Once the Company has given such notice, a Holder may surrender Securities for conversion at any time from the effective date of such event until the later of (i) the Fundamental Change Repurchase Date corresponding to such event or (ii) 35 Scheduled Trading Days following the effective date of such event.
     (d) If the Company is a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which the Common Stock would be converted into or exchanged for cash, securities and/or other property and that does not also constitute a Fundamental Change, then the Holders shall have the right to surrender Securities for conversion at any time beginning 25 Scheduled Trading Days prior to the anticipated effective date of such transaction and ending on the 35th Scheduled Trading Day following the effective date of such transaction. The Company shall use its reasonable best efforts to notify Holders and the Trustee in writing by the later of (i) the date that the Company publicly discloses any such transaction and (ii) 25 Scheduled Trading Days prior to the anticipated effective date of such transaction, and in any event no later than the actual effective date of any such transaction. The Board of Directors shall determine the anticipated effective date of any such transaction, and such determination shall be conclusive and binding on the Holders.
     (e) If a Holder elects to surrender Securities for conversion in connection with a Make-Whole Fundamental Change, the Conversion Rate applicable to each $1,000 in Original Principal Amount of Securities so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below, provided, however, that no increase shall be made in the case a transaction constituting a Fundamental Change pursuant to clauses (1) or (2) of the definition thereof if 90% or more of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such transaction consists of shares of common equity traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following such transaction) and, as a result of such transaction or transactions, the Securities become convertible (to the extent otherwise convertible into shares of Common Stock) into such shares of such common equity pursuant to Section 12.10.
     Settlement of Securities surrendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection (e) shall be settled pursuant to Section 12.02(e). For purposes of this subsection (e), a conversion shall be deemed to be “in connection with” such Make-Whole Fundamental Change if such conversion occurs on or after the effective date of such Make-Whole Fundamental Change and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Repurchase Date for such Make-Whole Fundamental Change. The Company will notify Holders and the Trustee in writing of the occurrence of any Make-Whole Fundamental Change applicable to this subsection (e) on the effective date of such transaction.
          (i) The number of Additional Shares by which the applicable Conversion Rate will be increased in the event of a Make-Whole Fundamental Change shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the Make-Whole Reference Date and the Stock Price; provided, that if the actual Stock Price is between two Stock Price amounts in the table or the Make-Whole Reference Date is between two Make-Whole Reference Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Make-Whole Reference Dates, as applicable, based on a 365-day year; provided, further, that if (1) the Stock Price is greater than $250.00 per share of Common Stock (subject to adjustment in accordance with clause (ii) below), no adjustments will be made to the Conversion Rate, and (2) the Stock Price is less than $33.95 per share (subject to adjustment in accordance with clause (ii) below), no adjustments will be made to the Conversion Rate. Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 29.4550 shares of Common Stock per $1,000 in Original Principal Amount of Securities (subject to adjustment in the same manner as set forth in Section 12.05). In addition, if Holders convert their Securities prior to any effective date of any Make Whole Fundamental Change and the related Make Whole Fundamental Change does not occur, Holders will not be entitled to an increased Conversion Rate in connection with such conversion.
          (ii) The Stock Prices set forth in the first column of the table in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Securities is adjusted (except pursuant to this Section 12.01(e)). The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 12.05 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).
     Section 12.02. Exercise of Conversion Privilege; Settlement.
     (a) The Company shall settle Securities surrendered for conversion by delivering, as applicable:

          (i) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, on the third Scheduled Trading Day immediately following the Conversion Date, a number of whole shares of Common Stock obtained by dividing the Original Principal Amount of Securities to be converted by 1,000, and multiplying that quotient by the Conversion Rate in effect on the relevant Conversion Date;
          (ii) if the Company elects to satisfy the entire Conversion Obligation in cash, on the third Scheduled Trading Day immediately following the last day of the related Observation Period, for each $1,000 in Original Principal Amount of Securities surrendered for conversion, cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 VWAP Trading Days during the related Observation Period; or
          (iii) if the Company elects to satisfy the Conversion Obligation in a combination of cash and shares of Common Stock, on the third Scheduled Trading Day immediately following the last day of the related Observation Period, for each $1,000 in Original Principal Amount of Securities surrendered for conversion, cash and whole shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 20 VWAP Trading Days during the related Observation Period, in each case subject, if applicable, to Section 12.02(c), Section 12.04 and Section 12.10 hereof. The applicable settlement method for any particular conversion of Securities (pursuant to clause (i), (ii) or (iii) above) shall be determined pursuant to Section 12.02(b).
     (b) Prior to the 25th Scheduled Trading Day prior to the Maturity Date, the Company may elect to repay Securities surrendered for conversion pursuant to clause (i), (ii) or (iii) of Section 12.02(a) (or, if the Company has made the Net Share Settlement Election on or prior to the applicable Conversion Date, clause (iii) of Section 12.02(a)) by providing notice (a “Consideration Notice”) to the converting Holders through the Trustee (by requesting in writing that the Trustee provide the Consideration Notice) of the applicable settlement method no later than the second Business Day immediately following the related Conversion Date or by making the Net Share Settlement Election. If the Consideration Notice designates settlement pursuant to clause (iii) of Section 12.02(a), it will state the Specified Dollar Amount. Except as provided in the immediately succeeding paragraph, if the Company does not provide a Consideration Notice in respect of a conversion and has not made the Net Settlement Election, conversion of the applicable Securities will be settled pursuant to clause (i) of Section 12.02(a).
     At any time prior to the 25th Scheduled Trading Day prior to the Maturity Date, if the Company has not made the Net Share Settlement Election, the Company may deliver a one-time Consideration Notice to the Holders designating the settlement method (clause (i), (ii) or (iii) of Section 12.02(a) or, if the Company has made the Net Share Settlement Election, clause (iii) of Section 12.02(a)) for all conversions that occur on or after the 25th Scheduled Trading Day prior to such Maturity Date. If the Consideration Notice designates settlement pursuant to clause (iii) of Section 12.02(a), it will state the Specified Dollar Amount. For conversions that occur on or after the 25th Scheduled Trading Day prior to the Maturity Date, if the Company has not delivered the one-time Consideration Notice referred to in this Section 12.02(b) and has not made the Net Share Settlement Election, conversion of the Securities will be settled as though the Company had made the Net Share Settlement Election with a Specified Dollar Amount equal to the Accreted Principal Amount of such Securities as of the Maturity Date of the Securities.
     At any time prior to the 25th Scheduled Trading Day prior to the Maturity Date, the Company may deliver a one-time irrevocable notice to the Holders electing to settle all conversions of the Securities from the date of such notice pursuant to clause (iii) of Section 12.02(a) (the “Net Share Settlement Election”). If the Company has made the Net Share Settlement Election, the notice of such Net Share Settlement Election shall state the Specified Dollar Amount applicable to all conversions of such Securities, which shall be equal to the Accreted Principal Amount of such Securities as of the Conversion Date; provided, however that the Specified Dollar Amount applicable to all conversions of such Securities converted on or after the 25th Scheduled Trading Day prior to the Maturity Date shall be the Accreted Principal Amount of such Securities as of the Maturity Date. The Net Share Settlement Election is in the sole discretion of the Company and does not require the consent of any Holder. Upon making the Net Share Settlement Election, the Company promptly will issue a press release and post such information on its website, or otherwise publicly disclose such information, and will provide written notice to the Holders in the manner contemplated by this Indenture, including through the facilities of the Depository.
     The Company will settle all conversions by Holders converting on the same Trading Day in the same manner. Except for all conversions that occur on or after the 25th Scheduled Trading Day prior to the Maturity Date or, if earlier, after the Company makes the Net Share Settlement Election, the Company will have no obligation to repay any Securities tendered for conversion on different Trading Days in the same manner.
     (c) Before any Holder of a Security shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to Interest payable on the next Interest Payment Date to which such Holder is not entitled pursuant to Section 12.02(i) and, if required, pay all taxes or duties, if any, in connection therewith, and (2) in the case of a Security issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth under Section 2.05 (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the Original Principal Amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay all taxes or duties (including transfer taxes), if any, in connection therewith and (D) if required, pay funds equal to Interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(i).
     No Notice of Conversion with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered an Optional Put Repurchase Notice or a Fundamental Change Repurchase Notice and not validly withdrawn such Optional Put Repurchase Notice or Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 11.08 or Section 11.09.

     If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate Original Principal Amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.
     At any time on or before the close of business on the Trading Day following receipt by the Company of a Holder’s Notice of Conversion, the Company shall provide notice (“Notice of Jones Act Restrictions”) to the converting Holder whether any Jones Act Restrictions would apply (or are reasonably likely to apply) to any shares of Common Stock (after giving effect to the Company’s election to satisfy its Conversion Obligation in cash or a combination of cash and shares of Common Stock pursuant to Section 12.02(a)), to be issued to the converting Holder, based on (i) the assumption that such converting Holder is not a U.S. Citizen and (ii) the current ownership of outstanding Common Stock by Persons who are not U.S. Citizens. Following the last VWAP Trading Day of the Final Observation Period but before the close of business on the VWAP Trading Day immediately following the last VWAP Trading Day of the Final Observation Period, the Company will provide a single Notice of Jones Act Restrictions (in lieu of individual notices) applicable to any Conversion Date occurring on or after the 25th Scheduled Trading Day prior to the Maturity Date. If the Company provides a Notice of Jones Act Restrictions to a converting Holder, such Holder may retract their Conversion Notice at any time during the five Business Day period immediately following the date of such notice (the “Conversion Retraction Period”). A converting Holder’s Notice of Conversion shall be irrevocable unless the Company provides a Notice of Jones Act Restrictions to such converting Holder, in which case such Notice of Conversion shall be irrevocable except during the Conversion Retraction Period.
     (d) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in subsection (a) or (b), as applicable, of this Section 12.02. The Company shall make such delivery by paying the cash amount owed, if any, to the Holder of the Security surrendered for conversion, or such Holder’s nominee or nominees, and/or by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).
     (e) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate Accreted Principal Amount equal to the unconverted portion of the surrendered Securities.
     (f) If a Holder submits a Security for conversion, the Company shall pay all documentary, stamp or similar issue or transfer taxes, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder and not the Company shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The

Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations. The Company will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any other government or any political subdivision or taxing authority thereof (including, without limitation, any tax, assessment or governmental charge imposed on the income or gain of a Holder or Beneficial Owner).
     (g) Except as provided in Section 12.05, no adjustment shall be made for dividends on any shares issued upon the conversion of any Security as provided in this Article 12.
     (h) Upon the conversion of an interest in a Global Security, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee.
     (i) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid Interest except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the Accreted Principal Amount of the Securities and accrued and unpaid Interest to, but not including, the Conversion Date. As a result, accrued and unpaid Interest on the Securities to, but not including, the Conversion Date and Accreted Principal Amount in excess of the $1,000 Original Principal Amount of such Securities shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding two sentences, if Securities are converted after 5:00 p.m., New York City time, on a Regular Record Date, Holders of such Securities as of 5:00 p.m., New York City time, on such Regular Record Date shall receive the Interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from and after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by payment of an amount in cash equal to the Interest payable, on such Interest Payment Date, on the Securities so converted; provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and prior to the next Scheduled Trading Day following the corresponding Interest Payment Date; or (ii) to the extent of any overdue Interest, if any overdue Interest remains unpaid at the time of conversion with respect to such Security. Except as described above, no payment or adjustment shall be made for accrued Interest on converted Securities. The Company shall not be required to convert any Securities that are surrendered for conversion without payment of Interest as required by this Section 12.02(i). The Conversion Rate will not be adjusted for accrued and unpaid Interest or accreted principal in excess of the $1,000 Original Principal Amount of the Securities.
     (j) Notwithstanding any of the foregoing to the contrary, in lieu of settling the Conversion Obligation in the manner set forth in Section 12.02(a) above, the Company may elect (the “Exchange Election”) to direct the Conversion Agent in writing to surrender, on or prior to the second Business Day following the Conversion Date, Securities surrendered for conversion to a financial institution designated by the Company (the “Financial Institution”) for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, the Financial Institution must agree to timely deliver, in exchange for such Securities, the shares of Common Stock and/or cash which would otherwise be due upon conversion as, and at the times, set forth in Section 12.02(a) (the “Conversion Consideration”). If the Company makes the Exchange Election, the Company will, by 5:00 p.m., New York City time, on the second Business Day following the relevant Conversion Date, notify Holders surrendering Securities for conversion that the Company has made the Exchange Election and will notify the Financial Institution of the Conversion Consideration to be delivered pursuant to Section 12.02(a) and (b) and the relevant deadline for delivery of the Conversion Consideration. Any Securities exchanged by the Financial Institution will remain Outstanding. If the Financial Institution agrees to accept any Securities for exchange but does not timely deliver the related Conversion Consideration, or if such Financial Institution does not accept such Securities for exchange, the Company will deliver the Conversion Consideration as if the Company had not made the Exchange Election.
     Section 12.03. Restrictions on Conversion Rights.
     Notwithstanding anything in this Indenture to the contrary, no Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive the Common Stock issuable upon conversion of the Securities) is a U.S. Citizen (i) may exercise any conversion right with respect to the Securities to the extent that the receipt of the Common Stock, if any, deliverable upon conversion of the Securities (after giving effect to the Company’s election to satisfy its Conversion Obligation in cash or a combination of cash and shares of Common Stock pursuant to Section 12.02(a)) would cause such Person, or any Person whose ownership position would be aggregated with that of such Person under applicable Maritime Laws, to exceed 4.9% of the outstanding Common Stock or (ii) shall receive any shares of Common Stock upon conversion of the Securities to the extent such shares would constitute Excess Shares if they were issued. Settlement of any shares of Common Stock that would constitute Excess Shares if they were issued shall be suspended until such time, if any, that such shares would not constitute Excess Shares if they were issued.
     Notwithstanding anything in this Indenture to the contrary, a Holder (or, if not the Holder, the Person that the Holder has designated to receive the shares of Common Stock issuable upon conversion of the Securities) shall not become the record or beneficial owner of any shares of Common Stock the settlement of which is suspended as described above, or otherwise have any rights as a holder of Common Stock with respect to such shares, until such time, if any, as such shares would not constitute Excess Shares if they were issued.
     Section 12.04. Fractions of Shares.
     No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Original Principal Amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction

(calculated to the nearest 1/100th of a share) based on (x) the Daily VWAP on the last VWAP Trading Day of the applicable Observation Period in the case of conversions settled in accordance with clause (iii) of Section 12.02(a) above and (y) the Last Reported Sale Price of the Common Stock on the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day) in the case of conversions settled in accordance with clause (i) of Section 12.02(a) above.
     Section 12.05. Adjustment of Conversion Rate.
     The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders participate (as a result of holding the Securities) at the same time as holders of Common Stock participate, in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the Original Principal Amount of Securities held by such Holders divided by $1,000, without having to convert their Securities:
     (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR 0 X	OS’

OS0
where,
     CR0 = the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex Date for such dividend or distribution, or the effective date of such share split or combination, as the case may be;
     CR’ = the Conversion Rate in effect immediately after the opening of business on the Ex Date for such dividend or distribution, or the effective date of such share split or combination, as the case may be;
     OS0 = the number of shares of Common Stock outstanding as of the close of business on the day immediately preceding the Ex Date for such dividend or distribution or on the effective date of such share split or combination, as the case may be; and
     OS’ = the number of shares of Common Stock that would be outstanding immediately after the opening of business on the Ex Date for such dividend or distribution after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination after giving effect to such share split or combination, as the case may be.
     Any adjustment made pursuant to this subsection (a) shall become effective on (x) the Ex Date for such dividend or distribution, or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution of the type described in this Section 12.05(a) is declared but not paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would be in effect if such dividend or distribution had not been declared.
     (b) If the Company distributes to all or substantially all holders of Common Stock any rights or warrants (other than, as described below, rights distributed pursuant to a stockholders’ rights plan) entitling them for a period of not more than 60 calendar days after the date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period immediately preceding the declaration date for such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR 0 X	OS0 + X

OS0 + Y
where,
     CR0 = the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex Date for such distribution;
     CR’ = the Conversion Rate in effect immediately after the opening of business on the Ex Date for such distribution;
     OS0 = the number of shares of Common Stock outstanding as of the close of business on the day immediately preceding the Ex Date for such distribution;
     X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
     Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for the distribution of such rights or warrants.
     For purposes of this subsection (b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period immediately preceding the declaration date for such distribution, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right or warrant described in this subsection (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would have been in effect if such right or warrant had not been issued.
     (c) If the Company distributes to shares of any class of Capital Stock of the Company, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of Common Stock (but excluding dividends or distributions referred to in subsection (a) or (b) of this Section 12.05, dividends or distributions paid exclusively in cash referred to in subsection (d) of this Section 12.05, and distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness or other asset or property hereinafter in this subsection (c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR 0 X	SP0

SP0 - FMV
where,
     CR0 = the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex Date for such distribution;
     CR’ = the Conversion Rate in effect immediately after the opening of business on the Ex Date for such distribution;
     SP0 = the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and
     FMV = the Fair Market Value, as determined by the Board of Directors, of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex Date for such distribution.
     If “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder has the right to receive, for each $1,000 in Original Principal Amount of Securities, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such distribution, without being required to convert the Securities.
     With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other Company business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following the effective date of the Spin-Off shall be increased based on the following formula:

CR’ = CR 0 X	FMV0 + MP0

MP0
where,
     CR0 = the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following the effective date of the Spin-Off;

     CR’ = the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the effective date of the Spin-Off;
     FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period beginning on, and including, the Trading Day immediately following the effective date of the Spin-Off; and
     MP0 = the average of the Last Reported Sale Prices per share of the Common Stock over the first 10 consecutive Trading Day period beginning on, and including, the Trading Day immediately following the effective date of the Spin-Off.
     Such adjustment shall occur as of 5:00 p.m., New York City time, on the 10th Trading Day immediately following the effective date of the Spin-Off; provided that in respect of any conversion within such 10 Trading Day period, references in this subsection (c) with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and excluding, the effective date of such Spin-Off to, and including, the Conversion Date in determining the applicable Conversion Rate.
     If any such dividend or distribution described in this subsection (c) is declared but not paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.05 (and no adjustment to the Conversion Rate under this Section 12.05 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of this subsection (c) and subsections (a) and (b) of this Section 12.05, any dividend or distribution to which this subsection (c) is applicable that also includes shares of Common Stock to which subsection (a) of this Section 12.05 applies or rights or warrants to subscribe for or purchase shares of Common Stock to which subsection (a) or (b) of this Section 12.05 applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants, to which this subsection (c) applies (and any Conversion Rate adjustment required by this subsection (c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by subsections (a) and (b) of this Section 12.05 with respect to such dividend or distribution shall then be made), except (A) the Ex Date of such dividend or distribution shall under this subsection (c) be substituted as the “Ex Date” within the meaning of subsection (a) and subsection (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding as of the close of business on the day immediately preceding the Ex Date for such dividend or distribution, or the effective date of such share split or combination, as the case may be” within the meaning of subsection (a) or “outstanding as of the close of business on the day immediately preceding the Ex Date for such distribution” within the meaning of subsection (b).
     (d) If the Company shall pay any cash dividends or distributions to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR 0 X	SP0

SP0 - C
where,
     CR0 = the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex Date for such dividend or distribution;
     CR’ = the Conversion Rate in effect immediately after the opening of business on the Ex Date for such dividend or distribution;
     SP0 = the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such dividend or distribution; and
     C = the cash amount per share of Common Stock of the dividend or distribution.

     If the cash amount so distributed applicable to one share of the Common Stock is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 in Original Principal Amount of Securities, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex Date for such distribution, without being required to convert the Securities.
     If any such dividend or distribution is declared but not so paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this subsection (d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this subsection (d), references in this Section 12.05 to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the date on which such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

CR’ = CR 0 X	AC + (SP’ X OS’)

OS0 X SP’
where,
     CR0 = the Conversion Rate in effect at the close of business on the last Trading Day of the 10 consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
     CR’ = the Conversion Rate in effect on the Business Day following the last Trading Day of the 10 consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
     AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares purchased in such tender or exchange offer;
     OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of such tender or exchange offer;

     OS’ = the number of shares of Common Stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase of shares pursuant to such tender offer or exchange offer); and
     SP’ = the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
     The adjustment to the Conversion Rate under this subsection (e) will occur at the close of business on the 10th Trading Day from the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within such 10 Trading Day period, references in this subsection (e) with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and excluding, the expiration date of such tender or exchange offer to, and including, the Conversion Date in determining the applicable Conversion Rate.
     (f) No adjustment to the Conversion Rate shall be made if the application of any of the formulas set forth in this Section 12.05 (other than in respect of a share combination) would result in a decrease in the Conversion Rate.
     In addition to any increases to the Conversion Rate required by subsections (a), (b), (c), (d) and (e) of this Section 12.05, and to the extent permitted by applicable law and the rules of the NASDAQ Global Select Market or any other securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the Company’s best interest, which determination shall be conclusive. Whenever the Company decides to increase the Conversion Rate pursuant to the preceding sentence, the Company shall notify the Holders and the Trustee of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect and otherwise comply with applicable law. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.
     (g) Without limiting the foregoing, except as otherwise provided in this Section 12.05 or in Section 12.01(e), no adjustment to the Conversion Rate will be made:
          (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
          (ii) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or stock purchase plan of or assumed by the Company or any of its Subsidiaries;

          (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date of the Initial Securities;
          (iv) for a change in the par value of the Common Stock;
          (v) for accrued and unpaid Interest;
          (vi) for accreted principal in excess of the $1,000 Original Principal Amount; or
          (vii) as a result of a tender offer solely to holders of fewer than 100 shares of the Common Stock.
     (h) All calculations and other determinations under this Article shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate that the Company elects not to make and take them into account upon the earlier of (1) any conversion of Securities (2) each VWAP Trading Day during the period beginning on, and including, the 22nd Scheduled Trading Day prior to the Maturity Date, and (3) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.
     (i) For purposes of this Section 12.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (j) With respect to a conversion of Securities pursuant to this Article, at and after 5:00 p.m., New York City time, on the last VWAP Trading Day of the related Observation Period or, if there is no Observation Period, at and after 5:00 p.m., New York City time, on the Conversion Date (such Last VWAP Trading Day or Conversion Date, a “Relevant Date”), the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date; provided, however, that if any such shares of Common Stock constitute Additional Shares, then the Relevant Date with respect to such shares that constitute Additional Shares shall instead be deemed to be the later of (i) the last VWAP Trading Day of the related Observation Period and (ii) the effective date of the Make-Whole Fundamental Change resulting in the Additional Shares. On and after the Conversion Date with respect to a conversion of Securities pursuant hereto, all rights of the Holders of such Securities shall terminate, other than the right to receive the consideration deliverable upon conversion of such Securities as provided herein. A Holder of a Security is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Security and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, 5:00 p.m., New York City time, on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

     (k) To the extent that the Company has a stockholders’ rights plan in effect upon conversion of the Securities into Common Stock, the Holder so converting will receive, in addition to any Common Stock deliverable and in lieu of any adjustment to the Conversion Rate, the rights under such rights plan, unless prior to any conversion, the rights have separated from Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 12.05(c), subject to readjustment in the event of expiration, termination or redemption of such rights. A further adjustment will occur as described in Section 12.05(d), if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights. If the Company’s stockholder rights plan existing at the date of this Indenture is terminated and the Company at any time thereafter implements a new or replacement stockholder rights plan, no adjustment in the Conversion Rate will be required upon issuance of rights under such plan.
     (l) Whenever any provision of this Article requires a calculation of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company shall make appropriate adjustments (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made relating to days prior to the date that the adjustment to the Conversion Rate becomes effective.
     Section 12.06. Notice of Adjustments of Conversion Rate.
     Whenever the Conversion Rate is adjusted as herein provided:
     (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.05 and shall prepare a certificate signed by an Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and
     (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and such notice shall be provided by the Company to all Holders in accordance with Section 1.06.
     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.
     Section 12.07. Company to Reserve Common Stock.
     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

     Section 12.08. Certain Covenants.
     Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate. Notwithstanding any other provision of this Article, in the event of any adjustment or increase to the Conversion Rate that would result in the Securities, in the aggregate, becoming convertible into a number of shares of Common Stock that exceeds the number permitted by applicable rules or listing standards of the Nasdaq Global Select Market or of any other securities exchange on which the Common Stock is then listed or traded without obtaining stockholder approval of such issuance, the Company shall, at its option, either (i) obtain the approval of its stockholders regarding the issuance of such Common Stock or (ii) elect to deliver cash, in accordance with Section 12.02, in lieu of any shares of Common Stock otherwise deliverable in excess of the number permitted to be delivered under such rules or listing standards.
     The Company covenants that all shares of Common Stock issued upon conversion of Securities shall be fully paid and non-assessable by the Company and free from liens created by the Company.
     The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Securities.
     Section 12.09. Cancellation of Converted Securities.
     All Securities surrendered for conversion shall, if surrendered to the Company or any Paying Agent or any Security Registrar, be surrendered to the Trustee and promptly cancelled by it in accordance with Section 3.13.
     Section 12.10. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.
     If there shall occur (i) any Fundamental Change described in clause (2) of the definition of Fundamental Change, (ii) any reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (iii) any consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event, or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for their shares of Common Stock (any such event described in clauses (i) through (iv) a “Merger Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee (subject to the Trustee’s rights as provided herein) a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such change of control, consolidation, binding share exchange, recapitalization, reclassification, merger, combination, sale or conveyance or Fundamental Change described in clause (2) of the definition of Fundamental Change, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 11.
     In the event a supplemental indenture is executed pursuant to this Section 12.10, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities, property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders, and the Trustee shall be protected in relying on such Officer’s Certificate; it being understood that the Trustee shall have no responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to this Section 12.10.
     If any securities to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section 12.10 shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), to secure such registration or approval in connection with the conversion of Securities.
     Notwithstanding the provisions of Section 12.02 and Section 12.04, and subject to the provisions of Section 12.01, at the effective time of such Merger Event, the right to convert each $1,000 in Original Principal Amount of Securities shall be changed to a right to convert such Securities by reference to the kind and amount of cash, securities, or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Holder shall be entitled thereafter to convert its Securities into the same type (and in the same proportion) of Reference Property, subject to the Company’s right to elect to settle conversions, in whole or in part, in shares of Common Stock, cash or a combination of cash and shares of Common Stock, provided that if the Company makes the Net Share Settlement Election, upon conversion, or if the Company elects to settle all or a portion of Securities surrendered for conversion in cash, Holders will receive Reference Property as follows: (x) cash up to the aggregate principal portion or sum of the Daily

Cash Amounts upon any conversion (or, in the case of settlement solely in cash, cash for the sum of the Daily Conversion Values in respect of such conversion), and (y) in lieu of the shares of Common Stock otherwise deliverable, Reference Property. The amount of consideration, and, consequently, Reference Property, Holders receive upon conversion will be based on the Daily Conversion Values of Reference Property and the applicable Conversion Rate, as described in Section 12.02. For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of any Merger Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, such consideration will be deemed to be, (i) if holders of a majority of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by holders of Common Stock that affirmatively make such an election, or (ii) if the holders of a majority of Common Stock do not affirmatively make such an election, the types and amount of consideration actually received by all holders of Common Stock. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder to convert its Securities in accordance with the provisions of this Article 12 prior to the effective date of any such Merger Event. Notwithstanding the foregoing, if the Reference Property is all cash, Holders will be entitled upon conversion to the consideration that they would have been entitled to receive if they had held a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to such Merger Event and payment upon conversion shall occur on the third business day after the Conversion Date.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register provided for in this Indenture, within 30 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 12.10 shall similarly apply to successive Merger Events.
     Section 12.11. Company Responsible for Making Calculations.
     Except as otherwise provided herein, the Company will be responsible for making all calculations required under the Securities and this Indenture or in connection with a conversion. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Company will provide a schedule of such calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of such Holder.

     Section 12.12. Responsibility of Trustee for Conversion Provisions.
     The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Securities; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.
ARTICLE 13
TAXES
     Section 13.01. Tax Treatment of the Securities.
     The Company agrees, and by acceptance of a beneficial ownership interest in the Securities, each Holder and Beneficial Owner is deemed to have agreed, in the absence of an administrative determination or judicial ruling to the contrary, for all United States federal income tax purposes:
     (a) to treat the Securities as debt instruments subject to United States Treasury Regulations Section 1.1275-4 (the “Contingent Payment Debt Regulations”);
     (b) to treat cash and the fair market value of any Common Stock beneficially received by a Holder or Beneficial Owner upon conversion of such Security as a contingent payment for purposes of the Contingent Payment Debt Regulations;
     (c) to accrue interest with respect to the Securities as original issue discount for United States federal income tax purposes according to the “noncontingent bond method” set forth in Treasury Regulations Section 1.1275-4(b);
     (d) to be bound by the Company’s application of the Contingent Payment Debt Regulations to the Securities, including the Company’s determination of the comparable yield and projected payment schedule, as defined in the Contingent Payment Debt Regulations, with respect to the Securities; and
     (e) to use such comparable yield and projected payment schedule in determining interest accruals with respect to such Holder’s or Beneficial Owner’s Securities and in determining adjustments thereto.

     A Holder may obtain the issue price, the amount of original issue discount, the issue date, the comparable yield (which will be treated as the yield to maturity for United States federal income tax purposes) and the projected payment schedule for United States federal income tax purposes by submitting a written request to the Company at the following address: Hercules Offshore, Inc., 9 Greenway Plaza, Suite 2200, Houston, Texas 77046, Attention: Investor Relations.
     Section 13.02. Withholding for Taxes.
     The Company, its agents, its representative or a Financial Institution may withhold from any payments under or with respect to the Securities any withholding, backup withholding or similar Tax required to be withheld by law or by the interpretation or administration thereof. Any amounts so withheld and remitted to the applicable taxing authority will be treated as having been paid to the applicable Holder or Beneficial Owner for all purposes of the Indenture and the Securities.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HERCULES OFFSHORE, INC.
By:	/s/ James W. Noe
Name:	James W. Noe
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

[Trustee Signature Follows]

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION As Trustee
By:	/s/ Marcella Burgess
Name:	Marcella Burgess
Title:	Authorized Signatory

Schedule A
     The following table sets forth the hypothetical “Stock Price,” “Make-Whole Reference Date” and the adjustments to the Conversion Rate, expressed as a number of Additional Shares by which the Conversion Rate shall be increased, in the event of a Make-Whole Fundamental Change, in accordance with the Indenture:

	June 3,	June 1,	June 1,	June 1,	June 1,	June 1,
Stock Price	2008	2009	2010	2011	2012	2013
$33.95	9.4855	9.4855	9.4855	9.4855	9.4855	9.4855
$35.00	8.9667	8.6019	8.6019	8.6019	8.6019	8.6019
$37.50	7.9060	7.4625	7.0903	6.7553	6.6971	6.6971
$40.00	7.0203	6.5525	6.1301	5.7040	5.2124	5.0305
$42.50	6.2746	5.7921	5.3348	4.8427	4.2177	3.5599
$45.00	5.6420	5.1522	4.6724	4.1349	3.4168	2.2527
$50.00	4.6366	4.1484	3.6506	3.0696	2.2632	0.0305
$55.00	3.8845	3.4116	2.9197	2.3375	1.5340	0.0000
$60.00	3.3093	2.8590	2.3866	1.8277	1.0776	0.0000
$70.00	2.5044	2.1076	1.6913	1.2088	0.6119	0.0000
$85.00	1.7839	1.4674	1.1373	0.7711	0.3665	0.0000
$115.00	1.0379	0.8832	0.6736	0.4540	0.2287	0.0000
$150.00	0.6905	0.5882	0.4523	0.3113	0.1624	0.0000
$200.00	0.4505	0.3798	0.2957	0.2070	0.1095	0.0000
$250.00	0.3145	0.2634	0.2066	0.1458	0.0777	0.0000
Schedule A — Page 1

Schedule B
     The following table sets forth the Accreted Principal Amounts as of the specified dates during the period from June 1, 2013 through the Maturity Date:

Accreted Principal
Date	Amount
June 1, 2013	$1,000.00
December 1, 2013	$1,016.88
June 1, 2014	$1,034.03
December 1, 2014	$1,051.48
June 1, 2015	$1,069.23
December 1, 2015	$1,087.27
June 1, 2016	$1,105.62
December 1, 2016	$1,124.28
June 1, 2017	$1,143.25
December 1, 2017	$1,162.54
June 1, 2018	$1,182.16
December 1, 2018	$1,202.11
June 1, 2019	$1,222.39
December 1, 2019	$1,243.02
June 1, 2020	$1,264.00
December 1, 2020	$1,285.33
June 1, 2021	$1,307.02
December 1, 2021	$1,329.07
June 1, 2022	$1,351.50
December 1, 2022	$1,374.31
June 1, 2023	$1,397.50
December 1, 2023	$1,421.08
June 1, 2024	$1,445.06
December 1, 2024	$1,469.45
June 1, 2025	$1,494.24
December 1, 2025	$1,519.46
June 1, 2026	$1,545.10
December 1, 2026	$1,571.17
June 1, 2027	$1,597.69
December 1, 2027	$1,624.65
June 1, 2028	$1,652.06
December 1, 2028	$1,679.94
June 1, 2029	$1,708.29
December 1, 2029	$1,737.12
June 1, 2030	$1,766.43
December 1, 2030	$1,796.24
June 1, 2031	$1,826.55
December 1, 2031	$1,857.38
June 1, 2032	$1,888.72
December 1, 2032	$1,920.59
Schedule B — Page 1

Accreted Principal
Date	Amount
June 1, 2033	$1,953.00
December 1, 2033	$1,985.96
June 1, 2034	$2,019.47
December 1, 2034	$2,053.55
June 1, 2035	$2,088.20
December 1, 2035	$2,123.44
June 1, 2036	$2,159.28
December 1, 2036	$2,195.71
June 1, 2037	$2,232.77
December 1, 2037	$2,270.44
June 1, 2038	$2,308.76
Schedule B — Page 2